                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

               HEALTH SYSTEMS DESIGN CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)    Title of each class of securities to which transaction
                                         applies:
                ----------------------------------------------------------
           (2)     Aggregate number of securities to which transaction
                                         applies:
                ----------------------------------------------------------
           (3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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           (4)       Proposed maximum aggregate value of transaction:
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           (5)                       Total fee paid:
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/X/        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
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

                       HEALTH SYSTEMS DESIGN CORPORATION
                            1111 BROADWAY SUITE 1800
                           OAKLAND, CALIFORNIA 94607

                            ------------------------


                               NOVEMBER 14, 2000


                            ------------------------

To Our Stockholders:


    We are pleased to enclose information about a special meeting of Stockholders of Health Systems Design Corporation to be held at its corporate offices, 1111 Broadway, Suite 1800, Oakland, California 94607 on December 15, 2000 at 10:00 a.m., local time. At the meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger dated as of October 18, 2000 by and between Health Systems Design Corporation, Perot Systems Corporation and PSC Health Care, Inc., a wholly-owned subsidiary of Perot Systems.



    The merger agreement provides for the acquisition of Health Systems Design by Perot Systems. As a result of the merger, Health Systems Design will become a wholly-owned subsidiary of Perot Systems. The merger cannot be completed unless the holders of a majority of the outstanding common stock of Health Systems Design entitled to vote adopt the merger agreement. Only stockholders who hold their shares of Health Systems Design common stock at the close of business on October 31, 2000 will be entitled to vote at the special meeting. If the proposed merger is completed, each issued and outstanding share of Health Systems Design common stock (other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or any of its subsidiaries, and by stockholders who exercise their dissenters' rights) will be converted into the right to receive $2.00 in cash. The tax consequences to you of this transaction are described in the enclosed proxy statement. We urge you to read the enclosed proxy statement carefully.


    We believe the acquisition of Health Systems Design by Perot Systems provides our stockholders with the best value reasonably available to them, strategically benefits both Health Systems Design and Perot Systems, and results in a stronger and more competitive combined company. A more detailed description of the reasons why the Board of Directors of Health Systems Design believes the proposed combination of Health Systems Design and Perot Systems is in the best interests of our stockholders appears in the enclosed proxy statement in the section entitled "Special Factors--Reasons for the Merger" on page 17.

    Please use this opportunity to take part in the affairs of Health Systems Design by voting on the adoption of the merger agreement. Details of the proposed merger and related proposals are contained in the enclosed materials. I urge you to review them carefully. PLEASE BE CERTAIN THAT YOUR SHARES ARE VOTED AT THE SPECIAL MEETING. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

    MY FELLOW DIRECTORS AND I HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMEND YOU VOTE FOR ITS APPROVAL.

                                          Sincerely yours,

                                          /s/ RICHARD C. AUGER
                                          Richard C. Auger
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 2000


                            ------------------------

To the stockholders of HEALTH SYSTEMS DESIGN CORPORATION:


    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Health Systems Design Corporation will be held at its corporate offices, 1111 Broadway, Suite 1800, Oakland, California on December 15, 2000 at
10:00 a.m., local time, for the following purposes:


    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 18, 2000 (the "merger agreement"), by and between Health Systems Design Corporation, a Delaware corporation, ("Health Systems Design"), Perot Systems Corporation, a Delaware corporation ("Perot Systems"), and PSC Health Care, Inc., a Delaware corporation and a wholly-owned subsidiary of Perot Systems ("Merger Subsidiary").

    2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF HEALTH SYSTEMS DESIGN AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT. Each of the items of business to be submitted to a vote at the Health Systems Design meeting is more fully described in this proxy statement, which we urge you to read carefully.


    Stockholders of record on the close of business on October 31, 2000 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. Stockholders are cordially invited to attend the special meeting in person. Approval of the merger agreement at the special meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Health Systems Design common stock entitled to vote at the special meeting.


    Holders of Health Systems Design common stock who do not vote their shares in favor of the merger agreement and who strictly comply with Section 262 of the Delaware General Corporation Law have the right to dissent from the merger agreement and make written demand for payment of the "fair value" of their shares (the "Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Section 262 of the Delaware General Corporation Law, a copy of which is attached as Appendix B to the accompanying proxy statement. In addition, the description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth in the accompanying proxy statement.

    YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. ANY EXECUTED BUT UNMARKED PROXY CARDS WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THE STOCKHOLDER HAS RETURNED A PROXY.

    If the merger is approved by the stockholders, you will receive instructions as soon as practicable after completion of the merger on how to receive payment for your shares by surrendering the shares.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ RICHARD C. AUGER
                                          Richard C. Auger
                                          CHAIRMAN OF THE BOARD OF DIRECTORS


Oakland, California,
November 14, 2000

                       HEALTH SYSTEMS DESIGN CORPORATION
                            1111 BROADWAY SUITE 1800
                           OAKLAND, CALIFORNIA 94607

                            ------------------------


                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 2000


                            ------------------------

    Health Systems Design and Perot Systems have entered into a merger agreement that provides for the merger of Health Systems Design into a wholly-owned subsidiary of Perot Systems in a transaction pursuant to which Health Systems Design would become a wholly-owned subsidiary of Perot Systems. If the merger is consummated, each share of Health Systems Design common stock will be converted into the right to receive $2.00 in cash, with the exception of any shares in respect of which the holders exercise dissenters' appraisal rights as more fully described in this proxy statement. As a result of the merger, stockholders of Health Systems Design will no longer hold an equity interest in the company.

    The merger requires the approval of the stockholders of Health Systems
Design.

    THE BOARDS OF DIRECTORS OF HEALTH SYSTEMS DESIGN UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE MERGER. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

    This proxy statement provides you with detailed information about the merger, a description of which begins on page 25.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THIS PROXY STATEMENT OR DETERMINED IF THIS PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This proxy statement is dated November 14, 2000 and is first being mailed to stockholders of Health Systems Design on or about November 14, 2000.


          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    THIS PROXY STATEMENT AND OTHER STATEMENTS MADE FROM TIME TO TIME BY HEALTH SYSTEMS DESIGN, PEROT SYSTEMS, PSC HEALTH CARE, INC. OR THEIR REPRESENTATIVES CONTAIN FORWARD-LOOKING STATEMENTS. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF HEALTH SYSTEMS DESIGN, PEROT SYSTEMS AND PSC HEALTH CARE, INC. AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT TEAMS, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT OF HEALTH SYSTEMS DESIGN, PEROT SYSTEMS AND PSC HEALTH CARE, INC. THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DETAILED IN THIS PROXY STATEMENT AND THOSE FACTORS SET FORTH FROM TIME TO TIME IN REPORTS OF HEALTH SYSTEMS DESIGN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE PROTECTION FROM LIABILITY OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES REFORM ACT OF 1995 IS NOT APPLICABLE TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN STATEMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY TERM SHEET..........................................      1
  The Companies.............................................      1
  The Special Meeting.......................................      2
  Record Date; Voting Power; Votes Required.................      2
  Recommendation of the Board of Directors..................      2
  Opinion of Financial Advisor..............................      3
  Terms of the Merger Agreement.............................      3
  Accounting Treatment......................................      5
  Interests of Certain Persons in Matters to be Acted
    Upon....................................................      6
  Regulatory Approvals......................................      6
  Dissenters' Appraisal Rights..............................      6

QUESTIONS AND ANSWERS ABOUT THE MERGER......................      7

THE SPECIAL MEETING.........................................      9
  General; Date, Time and Place of the Special Meeting......      9
  Proposal to Be Considered at the Special Meeting..........      9
  Record Date for Voting on Merger; Stockholders Entitled to
    Vote....................................................      9
  Security Ownership of Certain Persons in the Matters to Be
    Acted Upon..............................................      9
  Voting and Revocation of Proxies..........................     10
  Proxy Solicitation........................................     10
  Stockholder Vote Required to Approve the Merger
    Agreement...............................................     10
  Health Systems Design's Board Recommendation..............     11

SPECIAL FACTORS.............................................     11
  Background of the Merger..................................     11
  Reasons for the Merger....................................     17
  Recommendation of the Board of Directors..................     18
  Opinion of Financial Advisor..............................     19
  Certain Effects of the Merger.............................     23
  Interests of Certain Persons in Matters to be Acted
    Upon....................................................     23

SUMMARY OF MATERIAL FEATURES OF THE MERGER..................     25
  The Merger................................................     25
  Effective Time............................................     33
  Conversion of Health Systems Design Common Stock..........     33
  Cancellation of Unexercised Stock Options.................     33
  Conduct of Business Pending the Merger....................     33
  Regulatory Filings and Approvals..........................     34
  Income Tax Consequences of the Transaction................     34
  Financing of the Merger; Source of Funds..................     34
  Anticipated Accounting Treatment..........................     34
  Dissenters' Appraisal Rights..............................     34

WHERE YOU CAN FIND MORE INFORMATION.........................     36

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     37

STOCKHOLDER PROPOSALS.......................................     37

OTHER MATTERS...............................................     38

                               SUMMARY TERM SHEET

    This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this proxy statement carefully, as well as the appendices to this proxy statement, including the merger agreement. For additional information on Health Systems Design, see "Where You Can Find More Information" (page 36).

THE COMPANIES

    Health Systems Design Corporation
    1111 Broadway, Suite 1800
    Oakland, California 94607
    Telephone: (510) 251-1330.

       - Health Systems Design Corporation provides health benefits information systems software to a broad range of organizations that administer health benefits. The company's principal product line, DIAMOND-TM-, consists of DIAMOND-TM- 725, and DIAMOND-TM- 950C/S. The company's principal software products enable organizations to manage information about members, employer groups, providers, benefit plans, referrals, authorizations and health care services. DIAMOND-TM- supports a wide range of administrative and financial transactions related to provider reimbursement, premium billing, customer service, patient care management and a variety of other functions. DIAMOND-TM- products are distinctive for their ability to administer a wide variety of complex benefit and provider reimbursement arrangements for a wide range of clients some of whom are the largest health insurers in the country. Health Systems Design markets its products through its direct sales force as well as through remarketing agreements.

    Perot Systems Corporation
    12404 Park Central Drive
    Dallas, Texas 75251
    Telephone: (972) 340-5000.

       - Perot Systems is a worldwide provider of information technology services and e-business solutions to a broad range of clients. Perot Systems emphasizes developing and integrating information systems, operating and improving technology and business processes, and helping clients transform their businesses. Perot Systems helps companies take full advantage of e-business by leveraging their traditional strengths and technologies into digital marketplaces. Perot Systems focuses its business integration, systems integration and applications development, and infrastructure services to enable clients to accelerate growth, streamline operations, and create new levels of customer value.

    PSC Health Care, Inc.
    12404 Park Central Drive
    Dallas, Texas 75251
    Telephone: (972) 340-5000.

       - Merger Subsidiary is a wholly-owned subsidiary of Perot Systems. Perot Systems formed Merger Subsidiary shortly before execution of the merger agreement for the purpose of carrying out the merger.

THE SPECIAL MEETING (PAGE 9)


       - The special meeting will be at Health Systems Design's corporate offices, 1111 Broadway, Suite 1800, Oakland, California on
         December 15, 2000 at 10:00 a.m., local time. At the special meeting, Health Systems Design stockholders will be asked to consider and vote upon a proposal to approve the merger agreement and the transactions contemplated by the merger agreement. The special meeting has been called by order of the Board of Directors of Health Systems Design.


RECORD DATE; VOTING POWER; VOTES REQUIRED (PAGES 9-11)


       - Holders of record of Health Systems Design common stock at the close of business on October 31, 2000 (the "Record Date") are entitled to notice of and to vote at the special meeting. As of the Record Date, there were 6,772,528 shares of Health Systems Design common stock issued and outstanding held by approximately 39 holders of record. Holders of record of Health Systems Design common stock on the Record Date are entitled to one vote per share on any matter that may properly come before the special meeting. The quorum required to hold the special meeting is a majority of the shares of Health Systems Design common stock entitled to vote at the meeting, present in person or by proxy. If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Health Systems Design common stock is required to approve the merger agreement.


       - On the Record Date, Perot Systems owned no shares of Health Systems Design common stock. On the Record Date, three of the directors of Health Systems Design owned of record an aggregate of 3,884,834 shares of Health Systems Design common stock or approximately 57% of the outstanding shares of Health Systems Design common stock; these directors have agreed to vote their shares of Health Systems Design common stock for approval of the merger agreement.

       - Approval by the Health Systems Design stockholders of the merger agreement requires the affirmative vote of a majority of the shares of Health Systems Design common stock outstanding on the Record Date. If a majority of the shares of Health Systems Design common stock outstanding on the Record Date vote against the merger, fail to vote or abstain from voting, the merger agreement will not be approved, the merger will not be completed, Health Systems Design will not become a subsidiary of Perot Systems and the stockholders of Health Systems Design will not have the right to receive the merger consideration. A stockholder who wishes to exercise dissenters' appraisal rights under the Delaware General Corporation Law must vote against or fail to vote for approval of the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 18)

       - At a special meeting held on October 17, 2000, the Health Systems Design Board of Directors determined that the merger is in the best interests of Health Systems Design and the stockholders of Health Systems Design, and that the merger consideration of $2.00 per share represents the best value reasonably available to its stockholders. The Board of Directors recommends that the Health Systems Design stockholders approve the merger agreement. You should refer to the matters considered by the Board of Directors in determining whether to approve the merger agreement, which are set forth in the section entitled "Special Factors--Background of the Merger" beginning at page 11.

OPINION OF FINANCIAL ADVISOR (PAGE 19)

       - Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), a nationally recognized investment banking firm, rendered an opinion to the Board of Directors dated October 16, 2000, that, based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by the public stockholders of Health Systems Design in the merger is fair to the holders from a financial point of view. A copy of the fairness opinion, setting forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its fairness opinion, is attached to this proxy statement as Appendix C. You should read the fairness opinion of Houlihan Lokey in its entirety.

TERMS OF THE MERGER AGREEMENT (PAGE 25)

    The merger agreement is attached to this proxy statement as Appendix A. You should read the merger agreement in its entirety. It is the legal document that governs the merger.

       - GENERAL. The merger agreement provides that Merger Subsidiary will be merged with and into Health Systems Design and Health Systems Design will be the surviving corporation. As a result of the merger, the stockholders of Health Systems Design will have the right to receive $2.00 in cash, without interest, for each share of Health Systems Design common stock that they own, other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or any of its subsidiaries, or by stockholders who exercise dissenters' rights. After the completion of the merger, the stockholders of Health Systems Design will no longer own an equity interest in the company.

       - CONDITIONS TO THE MERGER. The completion of the merger depends upon the satisfaction of a number of conditions, including those listed below. Each party may waive the satisfaction of any condition to its obligations under the merger agreement, other than approval of the merger agreement by the Health Systems Design stockholders. EVEN IF THE STOCKHOLDERS OF HEALTH SYSTEMS DESIGN APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE COMPLETED.

           - approval of the merger agreement by the holders of a majority of the outstanding shares of Health Systems Design common stock;

           - receipt of all necessary orders and consents of governmental authorities and other persons, and the expiration of any regulatory waiting periods;

           - absence of a federal or state statute, rule, regulation, injunction, decree, or order prohibiting consummation of the merger or of the other transactions contemplated by the agreement; provided that Health Systems Design and Perot Systems both use commercially reasonable efforts to have any injunction, decree, or order that may be imposed lifted;

           - accuracy of the representations and warranties of the parties; and

           - absence of a material adverse change in the business, operations or financial condition of Health Systems Design.

       - NO SOLICITATION. Until completion or abandonment of the merger, Health Systems Design and its affiliates are not permitted to solicit any acquisition proposals from any other party, except that Health Systems Design may, subject to certain conditions, furnish information in response to unsolicited requests and enter into discussions with a third party that wants to make an acquisition proposal if the Board of Directors determines the discussions are necessary to fulfill its fiduciary obligations after receiving the advice of counsel.

       - TERMINATION. Perot Systems may terminate the merger agreement if the Health Systems Design Board of Directors withdraws or modifies its recommendation that Health Systems Design stockholders approve the merger agreement or recommends an alternative acquisition proposal or if Health Systems Design engages in negotiations with any person or group other than Perot Systems which has proposed to acquire Health Systems Design or enters into an agreement, letter of intent or arrangement with respect to such an acquisition. Either Health Systems Design or Perot Systems may terminate the merger agreement under certain circumstances, including the following:

           - Health Systems Design and Perot Systems mutually consent in writing;

           - the merger is not completed by the close of business on February 15, 2001;

           - legal constraints or prohibitions prevent the completion of the merger;

           - Health Systems Design stockholders do not approve the merger agreement;

           - the other party breaches in a material manner any of its representations, warranties or covenants under the merger agreement and the breach is not cured within 10 days after notice; or

           - Health Systems Design enters into or its Board of Directors approves an agreement for Health Systems Design to be acquired by another party for consideration to Health Systems Design stockholders that is superior to the consideration to Health Systems Design stockholders under the merger agreement (a "Superior Proposal") if (a) Health Systems Design notifies Perot Systems of the Superior Proposal, (b) Perot Systems has an opportunity to respond, and (c) Health Systems Design pays Perot Systems a termination fee of $850,000.

       - FEES AND EXPENSES. Whether or not the merger is consummated, each of Health Systems Design, Perot Systems and Merger Subsidiary will pay its own fees and expenses, except that:

           (a) Health Systems Design will pay out-of-pocket fees of Perot Systems and its affiliates if the merger agreement is terminated by:

               PEROT SYSTEMS DUE TO:

               - a breach of any representation or warranty of Health Systems
                 Design (that is not cured or not capable of being cured by Health Systems Design within 10 days following notice by Perot Systems of the breach) having a material adverse effect on Health Systems Design or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

               - a breach of any covenant or agreement of Health Systems Design
                 (that is not cured or not capable of being cured by Health Systems Design within 10 days following notice by Perot Systems of the breach) having a material adverse effect on Health Systems Design or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

               - a breach of Health Systems Design's agreement not to solicit, facilitate, or encourage, directly or indirectly, the initiation of any inquiries or proposals regarding certain third party acquisitions of Health Systems Design if Health Systems Design's violation is not cured prior to 5 days following notice to Health Systems Design by Perot Systems of such violation;

               - a breach of Health Systems Design's agreement not to engage in negotiations with any person or group other than Perot Systems or Merger Subsidiary that has proposed certain third party acquisitions of Health Systems Design;

               - a breach of Health Systems Design's agreement not to enter into any agreement, letter of intent or arrangement with respect to certain third party acquisitions of Health Systems Design;

               - the withdrawal or adverse modification, by the Board of
                 Directors of Health Systems Design, of its approval or recommendation of the merger agreement or the merger, the recommendation by the Board of Directors of Health Systems Design of another transaction, or the adoption of a resolution by the Board of Directors of Health Systems Design having the effect of either of the foregoing; or

               HEALTH SYSTEMS DESIGN DUE TO:

               - the receipt by Health Systems Design of a bona fide proposal concerning certain third party acquisitions of Health Systems Design that the Board of Directors determines in its good faith judgment and in the exercise of its fiduciary duties,
                 (i) after consultation with its financial advisors, is a Superior Proposal, and (ii) after consultation with its legal advisors, obligates the Board to terminate the merger agreement, provided that (a) Health Systems Design notifies Perot Systems of the Superior Proposal, (b) Perot Systems has an opportunity to respond, and (c) Health Systems Design pays Perot Systems a termination fee of $850,000 if Health Systems Design concludes the other offer is still a Superior Proposal.

           (b) Perot Systems will pay out-of-pocket fees of Health Systems Design and its affiliates if the merger agreement is terminated by Health Systems Design due to:

               - a breach of any representation or warranty of Perot Systems
                 (that is not cured or not capable of being cured by Perot Systems within 10 days following notice by Health Systems Design of the breach) having a material adverse effect on Perot Systems or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger; or

               - a material breach of any covenant or agreement of Perot Systems
                 (that is not cured or not capable of being cured by Perot Systems within 10 days following notice by Health Systems Design of the breach) having a material adverse effect on Perot Systems or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

           Please see "Summary of Material Features of the Merger--the Merger--Fees and Expenses" on page 31 of this proxy statement for more information concerning the fees and expenses provided under the merger agreement and for a description of the types of transactions that may constitute a prohibited "Third Party Acquisition" under the merger agreement.

ACCOUNTING TREATMENT (PAGE 34)

       - Health Systems Design believes that the merger will be accounted for by Perot Systems using the purchase method of accounting in accordance with generally accepted accounting principles.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON (PAGE 23)

       - BOARD OF DIRECTORS AND OFFICERS OF HEALTH SYSTEMS DESIGN. Three members of the Board of Directors of Health Systems Design, Richard C. Auger, Catherine C. Roth and J. Matthew Mackowski, beneficially own in the aggregate 3,945,520 shares, or 58%, of the issued and outstanding Health Systems Design common stock. In addition, the following officers of Health Systems Design have the following interests in the proposed transaction with Perot Systems:

           -- Christopher C. Ohman, the Chief Financial Officer of the company, and Suzanne Blumenthal-Smith, the company's Executive Vice President of Sales and Marketing, are parties to employment agreements which will continue in effect following the consummation of the merger;

           -- Mr. Ohman will be eligible to receive a "transaction bonus" of $75,000 pursuant to a resolution of the Board of Directors of Health Systems Design adopted on August 16, 2000;

           -- Arthur M. Southam, M.D., the President and Chief Executive Officer of the company, will continue to serve as a principal in 2C Solutions, LLC, a consultancy that currently provides services to Health Systems Design and that may continue to provide services to Health Systems Design after the consummation of the merger; and

           -- Dr. Southam will be paid a "transaction bonus" of $150,000 pursuant to a letter agreement with Health Systems Design dated January 25, 2000, as amended September 25, 2000, upon the consummation of the merger.

           The remaining members of the Board of Directors and the executive officers of Health Systems Design beneficially own in the aggregate 103,861 shares, or less than 2% of the issued and outstanding Health Systems Design common stock. For more information concerning the security ownership of the management of Health Systems Design, please see "The Special Meeting--Security Ownership of Management and Principal Stockholders" on page 9 of this proxy statement.

REGULATORY APPROVALS (PAGE 34)


       - Health Systems Design is required to make filings with or obtain approvals from regulatory authorities in connection with the merger. In addition to this proxy statement, which has been filed with the SEC, these filings and approvals include filings with the Federal Trade Commission and the Department of Justice and the Secretary of State of the State of Delaware. An application and notice was filed with the Federal Trade Commission and the Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") on November 7, 2000.


DISSENTERS' APPRAISAL RIGHTS (PAGE 34)

       - If the merger is completed, Health Design Systems stockholders who file a written objection with Health Design Systems prior to the special meeting and do not vote for the acquisition are entitled to dissenters' appraisal rights under Delaware law.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve the merger agreement, which provides for the merger of Merger Subsidiary into Health Systems Design in a transaction pursuant to which Health Systems Design will become a wholly-owned subsidiary of Perot Systems. If the merger is approved and completed, you will no longer own an equity interest in Health Systems Design. Following completion of the merger, you will have a right to receive $2.00 in cash, without interest (the "Merger Consideration"), for each share of Health Systems Design common stock that you hold. The Board of Directors has approved the merger agreement and recommended that the stockholders of Health Systems Design vote to approve the merger agreement and the other transactions contemplated by the merger agreement.

Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Merger Subsidiary will be merged into Health Systems Design, and Health Systems Design will be the surviving corporation. Each share of Health Systems Design common stock at the time of the merger (other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or any of its subsidiaries, and by stockholders who exercise their dissenters' rights) will be converted into the right to receive $2.00 in cash, without interest. After the merger, Health Systems Design will be a wholly-owned subsidiary of Perot Systems. Please see "Summary of Material Features of The Merger," beginning on page 25 of this proxy statement, for more information.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive, for each share of Health Systems Design common stock you hold prior to the closing of the merger, the right to receive $2.00 in cash, without interest. This amount is called the "Per Share Amount," and the aggregate amount you will receive for your shares of Health Systems Design common stock is called the "Merger Consideration." For example: If you own 100 shares of Health Systems Design common stock, then the Merger Consideration that you will be entitled to receive will be $200.00 in cash upon completion of the merger and surrender of your stock certificates.

Q: WHAT RISKS ARE ASSOCIATED WITH THE MERGER FOR STOCKHOLDERS OF HEALTH SYSTEMS
    DESIGN?

A. Upon completion of the merger, you will no longer have an equity interest in Health Systems Design and will no longer participate in any future earnings or growth of Health Systems Design. You might receive a greater return if Health Systems Design were to remain public. Also, the "fair value" of any dissenting shares has not been determined and may be greater than $2.00 per share. To review special factors concerning the merger, including the background of and reasons for the merger, please see "Special Factors--Background of the Merger" on page 11 of this proxy statement. For more information on the rights of dissenting stockholders, please see "Summary of Material Features of the Merger--Dissenters' Appraisal Rights" on page 34 of this proxy statement.

Q: WHY IS HEALTH SYSTEMS DESIGN BEING ACQUIRED?

A. The Board of Directors believes that, in light of a number of factors considered by the Board, including the relative lack of liquidity for current and potential stockholders due to the low trading volume of the company's common stock, the company's limited public float, the limited coverage of the company by market analysts, the company's lack of sustained profitability and its need for additional capital if it is to remain an independent company, the merger of Health Systems Design is in the best interests of the stockholders of Health Systems Design by providing the stockholders of Health Systems Design with the right to receive the Merger Consideration. For more information on the background of and reasons for the merger, including other important factors considered by the Board of Directors of Health Systems Design, please see "Special Factors--Background of the Merger" on page 11 of this proxy statement.

Q: HOW SHOULD I SEND IN MY HEALTH SYSTEMS DESIGN STOCK CERTIFICATES?

A: You must send in your Health Systems Design stock certificates with your completed letter of transmittal to the exchange agent. You must keep your stock certificates until after the closing, when you will receive a letter of transmittal describing how you may exchange your certificates for merger consideration. DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q: HOW DOES MY BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?

A: The Board of Directors of Health Systems Design unanimously recommends that you vote FOR the merger and the transactions contemplated by the merger agreement.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A: Approval of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Health Systems Design common stock. If you do not vote, your non-votes will have the same effect as votes against approval of the merger.

Q: WHAT DO I NEED TO DO NOW?

A: After you read and consider the information in this document, just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Health Systems Design stockholders meeting. You should return your proxy card whether or not you plan to attend the stockholders meeting. If you attend the stockholders meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE SENT IN MY PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card at a later date. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Health Systems Design before the stockholders meeting. Finally, you can attend the meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares ONLY if you provide instructions on how to vote. If you do not provide your broker with instructions on how to vote, your broker's non-votes will have the same effect as votes against approval of the merger. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: WHAT CONSTITUTES A QUORUM AT THE STOCKHOLDERS' MEETING?

A: A quorum is a majority of the outstanding shares entitled to vote which are present or represented by proxy at the special meeting. A quorum must exist for the transaction of business at the special meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes, which are shares held by a broker or nominee that are represented at the special meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal, are included in determining the presence of a quorum.

Q: WHO CAN I CALL WITH QUESTIONS?

A: Christopher C. Ohman, the Chief Financial Officer of Health Systems Design, at (510) 251-1330.

                              THE SPECIAL MEETING

GENERAL; DATE, TIME AND PLACE OF THE SPECIAL MEETING


    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Health Systems Design for a special meeting of Stockholders of Health Systems Design to be held at its corporate offices, 1111 Broadway, Suite 1800, Oakland, California on December 15, 2000 at
10:00 a.m., local time, and at any adjournments thereof.


PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

    At the special meeting, the stockholders of Health Systems Design will be asked to consider and vote upon the approval of the merger agreement. Subject to the receipt of regulatory approvals, approval by the stockholders of Health Systems Design and satisfaction of other conditions, the merger agreement provides for the merger of Merger Subsidiary with and into Health Systems Design. If the proposed merger is completed, each issued and outstanding share of Health Systems Design common stock at the effective time of the merger (other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or any of its subsidiaries, and by stockholders who exercise their dissenters' rights) will be converted into the right to receive the Merger Consideration.

RECORD DATE FOR VOTING ON MERGER; STOCKHOLDERS ENTITLED TO VOTE


    Only Health Systems Design common stockholders of record at the close of business on October 31, 2000 are entitled to notice of and to vote at the special meeting. As of the close of business on that record date, there were 6,772,528 shares of Health Systems Design common stock issued and outstanding held by approximately 39 holders of record. Each Health Systems Design stockholder is entitled to one vote for each share of Health Systems Design common stock held as of the record date for each matter that may properly come before the special meeting.


SECURITY OWNERSHIP OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

    The following table indicates, as to each person who has been a director or executive officer of Health Systems Design at any time since the beginning of the last fiscal year, the number of shares and percentage of the company's stock beneficially owned as of September 30, 2000.

               SHARES BENEFICIALLY OWNED AS OF SEPTEMBER 30, 2000

                                                                 AMOUNT AND NATURE      PERCENT
NAME AND ADDRESS                                              OF BENEFICIAL OWNERSHIP   OF CLASS
----------------                                              -----------------------   --------
Richard C. Auger (1)........................................         1,566,800             23%
Catherine C. Roth (1) (2)...................................           897,134             13%
J. Matthew Mackowski (1) (3)................................         1,481,586             22%
Christopher J. Herron.......................................            15,000             --
Arthur M. Southam, M.D. (4).................................            34,749              *
Gary L. Durbin..............................................             4,000              *
Christopher C. Ohman........................................                 0              *
Steven L. Moore.............................................             3,376              *
Suzanne J. Blumenthal (5)...................................            24,999              *
Robert D. Archibald.........................................            21,737              *
Hamilton Chaffee............................................                 0              *

------------------------

(*) Less than 1%.

(1) The address of Mr. Auger, Ms. Roth and Mr. Mackowski is 1111 Broadway, Suite 1800, Oakland, California 94607. Each of these persons may be deemed to be a "control person" of the company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his or her stock ownership and position with the company.

(2) Does not include 289,966 shares of Common Stock held by Ms. Roth's children. Ms. Roth disclaims beneficial ownership of these shares.

(3) Includes 686 shares held in the name of Mr. Mackowski's spouse, and 60,000 shares issuable under a stock option agreement with Mackowski & Shepler, a company of which Mr. Mackowski is a principal.

(4) Includes 1,166 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of September 30, 2000, and 8,749 shares issuable under a stock option agreement with 2CSolutions, LLC, a company of which Dr. Southam is a principal.

(5) Includes 3,352 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of September 30, 2000.

VOTING AND REVOCATION OF PROXIES

    The proxy for the Health Systems Design stockholders meeting is solicited on behalf of Health Systems Design's board of directors. Health Systems Design stockholders are requested to complete, date and sign the enclosed proxy and promptly return it in the accompanying envelope or otherwise mail it to Health Systems Design. All properly executed proxies received by Health Systems Design before the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the merger agreement and the transactions contemplated thereby.

    A Health Systems Design stockholder that has given a proxy may revoke it at any time before it is exercised at the special meeting by doing any of the following:

       - delivering to the Secretary of Health Systems Design a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

       - signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy before the vote at the special meeting; or

       - attending the special meeting and voting in person.

PROXY SOLICITATION

    The cost of preparing, assembling and mailing this proxy statement, the notice, the form of proxy and other material which may be sent to the stockholders will be borne by Health Systems Design. In addition, directors, officers and regular employees of Health Systems Design and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. Upon request, Health Systems Design will reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of Health Systems Design common stock to give proxies.

STOCKHOLDER VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

    Health Systems Design's stockholders' approval of the merger agreement and the transactions contemplated in the merger agreement requires the affirmative vote of the holders of a majority of the shares of Health Systems Design common stock represented at the special meeting. Abstentions and broker non-votes are not counted as voting with respect to the approval of the merger agreement and will have the same effect as a vote against approval of the merger agreement.

HEALTH SYSTEMS DESIGN'S BOARD RECOMMENDATION

    HEALTH SYSTEMS DESIGN'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, HEALTH SYSTEMS DESIGN AND ITS STOCKHOLDERS.

    THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE HEALTH SYSTEMS DESIGN STOCKHOLDERS. ACCORDINGLY, HEALTH SYSTEMS DESIGN'S STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE SIGNING OF THE PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    Both before and after its initial public offering of its common stock in 1996, Health Systems Design has from time to time explored strategic alliance opportunities with various entities that might have yielded higher value for the stockholders of the company. Health Systems Design has thus held discussions with a number of potential partners, some of which have led to the execution of non-disclosure agreements and detailed negotiations but others of which did not progress beyond the early stages of expressions of interest.

    During September 1999 the Board of Directors and senior management of the company engaged in extensive discussions regarding the company's strategic plans and the potential benefits of a strategic combination of the company with another entity. These discussions focused on the following factors:

    - The relatively low market price of Health Systems Design stock;

    - The relative lack of liquidity for current and potential stockholders due to the low trading volume of the stock, the limited public float and limited coverage of the company by market analysts;

    - The company's lack of sustained profitability;

    - The historical dependence of the company on revenues derived from licensing its software products to, and from installing and modifying its software products for, a small number of large client organizations;

    - The potential for declining revenues as a result of the decline in information technology purchasing activity on the part of health care payors, particularly with respect to the acquisition of core administrative and financial information technology systems similar to those offered by the company;

    - The length of the company's sales and implementation cycles, which makes it difficult to predict and which may delay the time at which the company may recognize revenue from the sale of information technology or services and which may cause revenue and operating results to vary significantly from period to period;

    - The relatively low volume and size of requests for proposals by health care payors during calendar year 1999 which the Board of Directors and senior management of the company believed was attributable in significant part to: (i) the focus of information technology purchasers on planning for and remediation of the so-called "Y2K" or "Year 2000" problem;

      (ii) the limited number of health care payor companies; (iii) the poor financial performance of many health care payors, and (iv) the poor performance of the health care industry as a whole;

    - The need to broaden the range of products and services offered by the company to current and prospective clients, diversify its revenue base, increase the amount of its recurring revenues, and reduce its dependence on non-recurring revenues; and

    - The need to strengthen the company's balance sheet to allow it to support continued product development and to improve its competitive position when pursuing large, long-term information systems implementation projects.

    The Board of Directors thus concluded that the interests of the stockholders of the company would best be served and the value of the company's assets could best be realized through a strategic combination of the company with another entity having some or all of the following characteristics:

    - Experience in the development and/or implementation of payor information technology solutions;

    - Substantial service and consulting capability related to payor information technology;

    - Experience in outsourcing and application service provider activities;

    - Products and services complementary to those of Health Systems Design;

    - A larger and more diversified revenue base than that of the company;

    - Capital resources sufficient to support development of products and services and to address client concerns regarding the size and capital resources of Health Systems Design;

    - Software development capabilities which could be used to further develop the company's products and/or internet-based software services; and

    - The ability to offer the stockholders of Health Systems Design greater liquidity, whether as a public company with a large shareholder base or through becoming a private company offering cash or other liquid consideration.

    Based on these considerations and discussions with various parties regarding potential strategic alliances, the Board of Directors determined that it would be desirable and in the best interests of the stockholders of Health Systems Design to retain a nationally recognized and experienced investment banking firm to assist the company in the solicitation and evaluation of strategic alliance opportunities. The company engaged the investment banking firm of BancBoston Robertson Stephens for this purpose in November 1999. On November 22, 1999, the company issued a press release announcing its engagement of BancBoston Robertson Stephens to explore strategic alternatives in order to enhance stockholder value. Given the relatively illiquid market for the company's stock and the limited number of potential strategic partners, BancBoston Robertson Stephens advised the Board of Directors that a competitive bid process could best establish the market value of Health Systems Design as an acquisition target.

    Soon after the company retained BancBoston Robertson Stephens, the parties jointly developed descriptive materials about Health Systems Design to present to potential merger partners and contacted several of such potential partners in late 1999 and the first half of 2000. Some withdrew from discussions concerning a potential acquisition of Health Systems Design due to their perceived lack of synergy between their business and products and those of the company.

    Between December 1999 and January 2000, the company had a number of meetings and discussions regarding a potential merger with board and management representatives of a private company providing management services to health care providers and payors. The parties believed that a potential merger would have created a larger, more diverse organization that would have addressed evolving market interests in application service provider ("ASP") arrangements and outsourcing. However, after these discussions and preliminary proposals regarding valuation, the Board of Directors of the other company determined that the proposals were inadequate and significantly undervalued the other company and no further discussions were held.

    During January and February 2000, the Board of Directors received written indications of interest with preliminary pricing and transaction structures from several potential acquirors. The Board, in consultation with BancBoston Robertson Stephens, evaluated these potential acquirors and the proposed pricing and transaction structure in connection with each. The Board ultimately narrowed the field to three viable candidates, initiated discussions between the senior management of each and that of the company, and allowed them to conduct detailed due diligence on Health Systems Design during February 2000.

    After meetings and discussions with senior management and the Board of Directors of the company, one of these three potential acquirors withdrew from further discussions after concluding that the company's products were not aligned with that potential acquiror's market strategy and due to concerns that the company's cash flow did not warrant a valuation that the Board of Directors of Health Systems Design would accept as fair to the company's stockholders.

    The second of the three potential acquirors identified in early 2000 by the Board of Directors and BancBoston Robertson Stephens was a publicly-held foreign software development company. Following extensive due diligence, in March 2000 this potential acquiror submitted a written proposal to the company which proposed three potential transaction structures: (1) a tender offer for thirty-four percent (34%) of the outstanding shares of Health Systems Design at $4.50 per share; (2) a tender offer for fifty-one percent (51%) of the outstanding shares of Health Systems Design at $4.00 per share; or (3) a merger in which the stockholders of Health Systems Design would receive $1.50 per share plus a payment contingent on license revenues for the subsequent year. These three alternative proposals offered consideration which was less than the then-current market price of the stock and the consideration indicated by other potential acquirors. In addition, both the Board of Directors of the company and its advisors were concerned that there could be barriers and delays in consummating a transaction due to regulatory approvals required by the government of the country under the laws of which the potential acquiror was organized. Thus, the Board determined that it was in the best interests of the company's stockholders to pursue other offers.

    In late February 2000, BancBoston Robertson Stephens and senior management of Health Systems Design were contacted by and began discussions with a company which had recently completed its initial public offering and which had experience in the payor software market and expertise in the development of internet software based on XML, a contemporary software tool for internet software application development. This potential acquiror submitted an offer, dated March 9, 2000, to the Board of Directors of the company which consisted primarily of the acquiror's stock but which was significantly higher than the offer which had been submitted by the foreign software development company. Based on this higher offer and on the advice from BancBoston Robertson Stephens, the company elected to pursue merger discussions with this potential acquiror. The potential acquiror conducted detailed due diligence on the company and the parties agreed to proceed with negotiating and drafting definitive acquisition documents.

    However, while these negotiations were underway, the market prices of many internet and health care information technology companies' stocks declined precipitously. The market price of the potential acquiror's stock declined by approximately seventy-four percent (74%) from March 14, 2000 to April 14, 2000. Also while these discussions were underway, other firms in the health care information technology sector which had announced merger transactions experienced precipitous declines in the market prices of their stock. Because the consideration to be paid to the stockholders of Health Systems Design consisted primarily of the stock of the potential acquiror, the decline in the acquiror's stock price would have resulted in greater dilution for the acquiror's stockholders than had been anticipated. In addition, the potential acquiror indicated to the company and its advisors that investor and analytical sentiment would not be supportive of the proposed acquisition. As a result, the acquiror terminated further discussions.

    The Board of Directors of the company then pursued detailed discussions and negotiations with another public company which provides consulting, ASP and other services to health care payors and providers. Senior management and the Board of Directors conducted ongoing discussions with senior management of this potential acquiror between January and May 2000, which led to several alternative pricing proposals between January 2000 and April 2000, each consisting primarily of the acquiror's stock. The first three of these pricing proposals involved "stock-for-stock" exchanges in which the stockholders of Health Systems Design would receive a number of shares of the acquiror's common stock in exchange for their shares of Health Systems Design common stock based on an exchange ratio that, although based on the market price of the acquiror's stock at the time of closing, was subject to a "collar" which would place upper and lower bounds on the exchange ratio. The fourth proposal involved structuring the transaction as a stock-for-stock exchange in which the exchange ratio would not be subject to a collar. Given the lack of profitability and the relatively small revenues of the potential acquiror, the Board of Directors of the company concluded that there was significant risk of a decrease in the price of the acquiror's stock. Because of this risk, the Board had not initially pursued these proposed transactions, the value of which would have been highly dependent on the ability of the potential acquiror to maintain what appeared to be a high value relative to financial performance.

    However, after further discussions the parties tentatively agreed on pricing terms which the Board of Directors of the company believed would adequately compensate the company's stockholders for this risk. The parties continued detailed due diligence and began negotiating and drafting definitive transaction documents. The parties had reached agreement on all material terms and were in the final stages of receiving board approval and finalizing definitive documents when, approximately two weeks prior to the anticipated signing of a definitive merger agreement, the potential acquiror announced that it had terminated its agreement to merge with another entity but had entered into an agreement to acquire a division of the other entity which developed software products similar to those developed by Health Systems Design. Immediately following this announcement, the market price of the potential acquiror's stock as well as those of other health care information technology companies declined precipitously. The price of the potential acquiror's stock dropped approximately fifty-four percent (54%) at its lowest point during the two weeks following this announcement. Within a few days of the anticipated signing of definitive transaction documents with the company, the potential acquiror informed the company that its board of directors had determined not to pursue a merger with the company at that time due to the decline in its stock price, the resulting exchange ratio in the absence of a "collar" and the negative market reaction to the potential acquiror's announced agreement to acquire the division of the entity which developed software products similar to those developed by the company, as described above.

    Following the termination of these discussions, BancBoston Robertson Stephens was contacted by a different publicly traded health care information technology company about a potential acquisition of the company. The boards of directors, senior management and advisors of the company and the potential acquiror met several times to discuss the terms of a potential transaction. The potential acquiror delivered several unsigned pricing proposals to the company, all of which lacked sufficient detail to allow for detailed consideration by the Health Systems Design Board. After several unsuccessful attempts by the company's management and advisors to define details of a proposed transaction, the parties mutually determined not to move forward with further discussions.

    Following the termination of these discussions, senior management of the company discussed with BancBoston Robertson Stephens the status of the company's search for a strategic partner. On

August 30, 2000, the parties mutually agreed to terminate their letter of agreement from November 1999.

    In summary, the various acquisition proposals which had been submitted to the Board of Directors of Health Systems Design during the course of the preceding year had been rejected or the discussions were terminated because the Board and its advisors did not believe that any of the proposals submitted represented the best value reasonably available to the stockholders of the company, in each case due to one or more of the following factors, among others:

    - The proposals offered consideration valued at less than the then-current trading price of the company's stock;

    - The proposals offered consideration valued at less than the consideration offered by other potential acquirors;

    - In respect of potential foreign acquirors, concerns that required regulatory approvals and the delays or barriers incident thereto added a degree of risk which significantly reduced the value of such proposals to the company's stockholders;

    - Extreme volatility in the market price of the stock of certain potential acquirors which were offering merger consideration consisting primarily of the potential acquiror's stock;

    - The lack of profitability and the relatively small revenues, which could in turn lead to extreme stock price volatility, of certain potential acquirors which were offering merger consideration consisting primarily of the potential acquiror's equity; and

    - In the case of one proposal whereby Health Systems Design would acquire another company, the dilution which the stockholders of Health Systems Design would suffer and which could not be justified by the value of the company to be acquired.

    Following the announcement of the termination of the company's relationship with BancBoston Robertson Stephens and the company's lower than expected revenues for the third quarter of 2000, senior management and representatives of the Board of Directors contacted several potential strategic partners, and certain others contacted the company. The company also began preparations for discussions with potential sources of equity financing to prepare for the possibility that the company might not identify and enter into a definitive agreement with a strategic partner quickly enough to meet the company's working capital needs.

    In August 2000, senior management and the Board of Directors of Health Systems Design entered into discussions with Perot Systems regarding the potential acquisition of the company by Perot Systems. In a written expression of interest dated August 25, 2000, Perot Systems proposed a tentative price range of $1.50 - $3.00 per share for a merger in which the company's stockholders would receive cash in exchange for their shares of Health Systems Design stock. Based on these discussions and the tentative proposal, Perot Systems conducted extensive due diligence on the company.

    Also during this period, several other potential acquirors expressed interest in Health Systems Design and representatives of each company held discussions regarding a possible business combination. However, such discussions did not result in a definitive offer for the Board of Directors of Health Systems Design to consider.

    On September 22, 2000, legal counsel to Perot Systems submitted a draft merger agreement for consideration by the company and its counsel. This draft was reviewed and discussed among the parties. The Board of Directors of the company met on September 26, 2000 to consider the status of the negotiations with Perot Systems and to review and discuss the draft merger agreement. The Board of Directors then directed management to continue pursuing a potential transaction. The Board also approved the engagement of the investment banking firm of Houlihan Lokey Howard & Zukin to provide a fairness opinion to the Board in connection with the proposed transaction with Perot Systems. On September 29, 2000, representatives of both parties met in Dallas to discuss the principal issues which needed to be resolved in order to move forward with definitive documentation, including price, closing conditions and the consequences to the company and Perot Systems of the transaction not closing.

    On October 6, 2000, counsel to Perot Systems forwarded a revised draft merger agreement, which incorporated certain revisions which had been discussed during the parties' meetings in Dallas and highlighted certain other issues related to the conditions to Perot Systems' obligation to close and the consequences to the company of the transaction not closing, including the circumstances under which the company would be obligated to pay Perot Systems a termination fee. On October 10, 2000, management and legal counsel for both Health Systems Design and Perot Systems held a conference call to discuss the most recent draft of the merger agreement. The central issues continued to be the circumstances under which Perot Systems could elect not to close and the consequences to the company of the closing not occurring, with a particular focus on the circumstances under which the company would be obligated to pay a termination fee to Perot Systems. The parties agreed to continue discussions and to consider possible alternatives in this regard.

    On October 10, 2000, the board of directors of Perot Systems met to consider the proposed acquisition of Health Systems Design and review drafts of the definitive transaction documents, including the Merger Agreement. The Perot Systems board unanimously approved the proposed transactions on the terms and conditions set forth in the draft documents presented to it.

    Between October 10, 2000 and October 16, 2000, management and counsel for each of Perot Systems and Health Systems Design continued working toward finalizing the draft merger agreement and resolving the remaining issues.

    Agreement on substantially all terms and conditions of the merger agreement was reached on October 16, 2000 and a near-final draft was presented to the Health Systems Design Board of Directors during a board meeting the evening of October 16, 2000. At the meeting, counsel reviewed the terms of the draft merger agreement and the changes that had been made to the October 6, 2000 draft of the agreement previously received by the directors. A representative from Houlihan Lokey then provided a financial analysis of the proposed transaction with Perot Systems in which Houlihan Lokey generally discussed the results of its analysis of the comparison of the value of the consideration to be received by stockholders of Health Systems Design under the proposed transaction with Perot Systems to the value of the common equity of Health Systems Design under certain widely accepted valuation methodologies, such as a comparable company analysis, a discounted cash flow analysis, and a consideration of Health Systems Design's publicly traded stock price. At a price of $2.00 per share, the total value of Health Systems Design, including in-the-money stock options, implicit in the transaction was approximately $13.5 million. Based on an implicit value of $13.5 million, Houlihan Lokey indicated that the proposed transaction was greater than the potential or concluded value of Health Systems Design of between $2.6 million and $7.6 million that Houlihan Lokey calculated based upon its discounted cash flow analysis and comparable company analysis of Health Systems Design. In addition, Houlihan Lokey determined that Perot Systems' offer of $2.00 per share represented a 52% premium to the closing price of $1.31 per share for Health Systems Design common stock on October 12, 2000. Houlihan Lokey then delivered its fairness opinion to the Board of Directors, a copy of which is attached to this proxy statement as Appendix C. After considering the presentation of Houlihan Lokey and the Board's discussion of the terms and conditions of the merger agreement with company counsel, the Board concluded that it was in the best interests of the company for the Board to give further consideration to the transaction documents relating to the proposed transaction with Perot Systems on the following day because certain aspects of the proposed transaction were not yet final and because this would provide the Board with the opportunity to once again discuss and consider the proposed merger with Perot Systems.

    The Health Systems Design Board of Directors met again the following evening, on October 17, 2000, to further consider the near final draft of the merger agreement and to discuss and consider the proposed transaction with Perot Systems. At the meeting, after the Board of Directors considered and discussed the proposed transaction with Perot Systems, the merger agreement, the other transaction documents relating to the merger agreement, and the presentation and fairness opinion of Houlihan Lokey, the Board of Directors unanimously approved the merger agreement in substantially the form presented to the Board and the Board of Directors and recommended that the Health Systems Design stockholders approve the merger agreement on the basis that the proposed transaction with Perot Systems represented the highest value reasonably available to the company's stockholders.

    Between October 16, 2000 and October 18, 2000, management and counsel of Perot Systems and Health Systems Design resolved the few remaining open issues and finalized the merger agreement. The parties executed the merger agreement in the form attached as Appendix A on October 18, 2000.

REASONS FOR THE MERGER

    The Health Systems Design Board of Directors has determined that the merger is in the best interests of the company and is fair to and in the best interests of the stockholders of Health Systems Design, including the unaffiliated stockholders of Health Systems Design. In approving the merger, the Board of Directors considered and analyzed a number of factors; all of the material factors considered by the Board of Directors are described below.

    1. Information presented to the Board by Houlihan Lokey relating to the rendering of the fairness opinion analyzing the financial aspects of the terms of the merger indicated that the terms of the merger were favorable by demonstrating that the value of the consideration to be provided to the stockholders of Health Systems Design under the merger agreement was greater than the results of certain widely accepted valuation methodologies applied to Health Systems Design, including a comparable company analysis, a discounted cash flow analysis and a consideration of Health Systems Design's publicly traded stock price.

    2. The Board of Directors received an opinion dated October 16, 2000 from Houlihan Lokey, its financial advisor, to the effect that the consideration to be received by the public stockholders of Health Systems Design in the merger is fair to the holders from a financial point of view. The full text of the opinion, setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. The stockholders of Health Systems Design are urged to read the opinion in its entirety. A summary of the material financial analyses employed by Houlihan Lokey is included in this proxy statement under the heading "Special Factors--Opinion of the Financial Advisor" (page 19).

    3. Although Health Systems Design stockholders would receive in cash a substantial premium to market for the common stock upon completion of the merger, the stockholders would not be entitled to participate in any future earnings or growth of Health Systems Design. In addition, the stockholders of Health Systems Design may be required to recognize a taxable gain as a result of the merger.

    4. The stockholders of Health Systems Design might receive a greater return if Health Systems Design were to remain a public company.

    5. Perot Systems is willing to pay an amount for each share of Health Systems Design common stock that is reflective of the potential benefits of the combination of the Health Systems Design and Perot Systems businesses and which was not matched by another party.

    6. Perot Systems has the financial ability to complete the merger so that the merger is not conditioned on financing.

    7. The merger agreement permits the Health Systems Design Board of Directors to provide responsive information for a takeover proposal from another party that is superior to Perot System's proposal and allows the Health Systems Design Board of Directors to terminate the merger agreement in the event it determines to accept a superior proposal upon notice to Perot Systems and payment to Perot Systems of a termination fee of $850,000.

    8. The merger must be approved by a majority of the outstanding shares of Health Systems Design common stock.

    9. Stockholders of Health Systems Design who do not support the merger or are dissatisfied with the consideration to be received by the holders of common stock are able to obtain "fair value" for their shares if they properly exercise their dissenters' rights under Delaware law.

    10. Health Systems Design had, for an extended period, engaged in discussions with multiple parties considering a merger or acquisition of the company. Health Systems Design had not completed a transaction and had not received a superior offer to the offer made by Perot Systems.

    11. The operating losses and capital requirements of Health Systems Design require additional capital if the company were to remain independent. This could result in significant dilution and a reduction in the value of the holdings of current stockholders.

    12. Due to the declining market capitalization and share price of Health Systems Design, the company expects that it would no longer be listed on the Nasdaq National Market; this would further reduce investor interest in the company, shareholder liquidity, and shareholder value.

    13. Perot Systems possesses broad experience and knowledge in the development and implementation of payor information technology solutions and at the same time possesses significant capital resources that are important to support further development of the company's products and services, to address client concerns regarding the size and capital resources of Health Systems Design and to allow Health Systems Design to more effectively and credibly sell its licensing and installation services to large customers.

    In view of the variety of factors considered in connection with its evaluation of the merger, the Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the reasons for the merger described above or determine that any reason was of particular importance in reaching its determination that the merger is in the best interests of Health Systems Design and is fair to, represents the highest value reasonably available to and in the best interests of the stockholders of Health Systems Design, including the unaffiliated stockholders of Health Systems Design. Rather, the Board of Directors viewed its recommendation as being based upon its judgment, in light of the totality of the information presented and considered, as summarized in the reasons for the merger described above, and the overall effect of the merger on Health Systems Design's stockholders compared to continuing the business of Health Systems Design in the ordinary course or seeking other potential parties to effect a business combination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    On October 17, 2000, the day following a presentation by and receipt of a fairness opinion from Houlihan Lokey, the Board of Directors approved the merger agreement and recommended that Health Systems Design stockholders approve the merger agreement. The approval of the Board of Directors of the merger agreement and recommendation of approval by the stockholders is based on the conclusion of the Board of Directors that the proposed merger is fair to the stockholders of Health Systems Design. In reaching that conclusion, the Board of Directors relied on consideration of the material factors presented in this proxy statement in "Special Factors--Reasons for the Merger"
(page 17) and on the opinion of Houlihan Lokey that the consideration to be received by the public stockholders of Health Systems Design pursuant to the merger agreement is fair to the stockholders from a financial point of view. The conclusion of the Board of Directors as to the fairness of the proposed merger encompasses the interests of all stockholders, including unaffiliated stockholders of Health Systems Design. The merger and the merger agreement were negotiated on an arm's-length basis by the parties. At completion of the merger, each share of Health Systems Design common stock (other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or any of its subsidiaries, and by stockholders who exercise their dissenters' rights) will be converted into the right to receive $2.00, a price per share which represents a 52% premium to the closing price of $1.31 per share for Health Systems Design common stock on October 12, 2000 and which the Board of Directors believed could not be obtained from any source other than Perot Systems for the reasons described in "Special Factors--Background of the Merger" and "Special Factors--Reasons for the Merger." Upon completion of the merger, all unaffiliated stockholders of Health Systems Design will have the opportunity for immediate liquidity for their shares of Health Systems Design common stock.

    The Board of Directors of Health Systems Design concluded that the consideration of $2.00 per share of the company's common stock is fair to the unaffiliated stockholders of Health Systems Design.

    All directors of Health Systems Design, including all non-employee directors, unanimously approved the merger agreement and recommended approval by the stockholders.

    THE BOARD OF DIRECTORS OF HEALTH SYSTEMS DESIGN HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

    Health Systems Design engaged Houlihan Lokey to act as its financial advisor in connection with the merger. Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. Health Systems Design selected Houlihan Lokey based on its reputation as an investment banking firm with experience in providing fairness opinions for transactions of a similar nature to that of the proposed transaction with Perot Systems.

    The company instructed Houlihan Lokey, in its role as a financial advisor, to evaluate the fairness from a financial point of view, of the consideration to be received in the merger by the public stockholders of Health Systems Design. On October 16, 2000, Houlihan Lokey delivered its oral and written opinion to the Board of Directors of Health Systems Design to the effect that as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the consideration to be received in the merger is fair to the public stockholders of Health Systems Design. Houlihan Lokey's fairness opinion is for the use and benefit of the Board and was rendered to the Board in connection with the merger.

    Health Systems Design imposed no limitations on the scope of Houlihan Lokey's investigation or the procedures to be followed by Houlihan Lokey in rendering its fairness opinion. However, Houlihan Lokey was not engaged to solicit other offers or to provide any investment banking services to Health Systems Design in connection with this matter other than to evaluate the fairness of the consideration offered in the merger.

    Houlihan Lokey's fairness opinion addresses only fairness from a financial point of view of the merger to the public stockholders of Health Systems Design, and does not constitute a recommendation as to how such holders or any other person should vote with respect to the merger. Houlihan Lokey has not been requested and does not intend to further update, revise or reaffirm its fairness opinion in connection with the merger, unless requested to do so by the Board. Events that could affect the fairness of the merger, from a financial point of view, include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of Health Systems Design.

    Houlihan Lokey did not, and was not requested by Health Systems Design to, make any recommendations as to the form or terms of the merger, and does not express any opinion as to the fairness of any aspect of the merger not expressly addressed in the fairness opinion. Houlihan Lokey was not asked to opine on and does not express any opinion as to the tax consequences of the merger, or the public market value or realizable value of Health Systems Design's common stock.

    Health Systems Design agreed to pay Houlihan Lokey a fee of $250,000 for the preparation and delivery of its fairness opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the merger. In addition, Health Systems Design agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

    THE FULL TEXT OF HOULIHAN LOKEY'S WRITTEN FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY HOULIHAN LOKEY IN RENDERING ITS FAIRNESS OPINION IS ATTACHED AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. THE DISCUSSION OF THE FAIRNESS OPINION BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. PLEASE READ THE FAIRNESS OPINION IN ITS ENTIRETY.

    In arriving at its opinion, among other things, Houlihan Lokey:

    - reviewed the company's annual reports to stockholders and on Form 10-K for the fiscal year ended September 30, 1999, quarterly reports on Form 10-Q for each of the three quarters ended December 31, 1999, March 31, 2000 and June 30, 2000, and company-prepared financial statements for the 10 month period ended July 31, 2000, which the company's management has identified as being the most current financial statements available;

    - reviewed the draft Agreement and Plan of Merger dated September 27, 2000 provided to it by the company's legal counsel;

    - met with certain members of the senior management of the company to discuss the operations, financial condition, future prospects and projected operations and performance of the company;

    - visited the headquarters of the company;

    - reviewed forecasts and projections prepared by the company's management with respect to the company for the fiscal year ending September 30, 2001;

    - reviewed the Offering Memorandum prepared by BancBoston Robertson Stephens as of December 1999;

    - reviewed the historical market prices and trading volume for the company's publicly traded securities;

    - reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the company, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the merger; and

    - conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

    In preparing its opinion, Houlihan Lokey performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes that its analyses must be considered as a whole and that selected portions of its analyses and portions of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. In performing its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Health Systems Design. The analyses performed by Houlihan Lokey are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of the businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may be actually sold. The analyses performed were prepared solely as part of Houlihan Lokey's analysis of the consideration to be received by stockholders of Health Systems Design from a financial point of view, and were provided to the Health Systems Design directors in connection with the delivery of its opinion.

    In assessing the financial fairness of the consideration to be received by stockholders of Health Systems Design, Houlihan Lokey valued the common equity of Health Systems Design using widely accepted valuation methodologies and compared the results of such analyses with the value of the consideration to be received by the stockholders of Health Systems Design. The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with rendering its fairness opinion to the Health Systems Design board of directors. The summary of the financial analyses is not a complete description of all of the analyses performed by Houlihan Lokey. The Houlihan Lokey opinion is based upon the totality of the various analyses performed by Houlihan Lokey and no particular portion of the analyses has any merit standing alone.

    In order to determine the fairness, from a financial point of view, of the consideration to be received by the public stockholders of Health Systems Design in the merger, Houlihan Lokey conducted several analyses, including the following:

    - a comparable company analysis whereby Health Systems Design's projected fiscal 2001 revenue and earnings before income taxes, depreciation and amortization ("EBITDA") were multiplied by risk adjusted multiples based upon a comparison of Health Systems Design and comparable companies;

    - a discounted cash flow analysis whereby projected cash flows of Health Systems Design were discounted to determine Health Systems Design's present enterprise value; and

    - consideration of Health Systems Design's publicly traded stock price.

    COMPARABLE COMPANY ANALYSIS: Using publicly available information, Houlihan Lokey compared selected financial data of Health Systems Design with similar data of various companies engaged in businesses considered by Houlihan Lokey to be comparable to Health Systems Design, including Cerner Corp., Dynamic Healthcare Technologies, Inc., Eclipsys Corp., Health Management Systems Inc., IDX Systems Corp., InfoCure Corp., Landacorp, Inc., OAO Technology
Solutions, Inc., QuadraMed Corp., Quality Systems, Inc., Simione Central Holdings, Inc., and Transcend Services, Inc.. For each of the comparable companies, Houlihan Lokey calculated, reviewed and analyzed numerous financial and operating performance ratios, as well as numerous market capitalization ratios, such as enterprise value (aggregate equity plus total interest-bearing debt) to next twelve months revenue and next twelve months EBITDA. The multiple of enterprise value to next twelve months revenue for the comparable companies ranged from 1.0 to 3.4 with 1.6 as the median of the multiple of enterprise value to next twelve months revenue for Health Systems Design's comparable companies. The multiple of enterprise value to next twelve months EBITDA for the comparable companies ranged from 1.0 to 19.4 with 4.2 as the median of the multiple of enterprise value to next twelve months EBITDA for Health Systems Design's comparable companies.

    There are significant inherent differences between Health Systems Design's business, operations, and prospects and those of the comparable companies, including Health Systems Design's mix of business compared with the comparable companies. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the comparable company analysis. It also made qualitative judgments concerning differences between Health Systems Design's financial and operating characteristics and prospects and those of the comparable companies that would, in Houlihan Lokey's opinion, affect the valuation of Health Systems Design relative to such public companies.

    Based upon the aforementioned analyses, Health Systems Design's indicated enterprise equity value was approximately $6.1 million to $7.6 million.

    DISCOUNTED CASH FLOW APPROACH: Houlihan Lokey utilized cash flow projections for Health Systems Design made by its management for the fiscal year ending September 30, 2001. The net present value of the after-tax cash flows for Health Systems Design was based upon managements' projections for fiscal 2001 and a perpetuity growth model for cash flows beyond that period. This method involved application of a 17 percent to 18 percent discount rate range, and a perpetuity growth rate range of 7.0 percent to 8.0 percent. Based on Health Systems Design's management's projections and this analysis, Houlihan Lokey calculated Health Systems Design's enterprise equity value from this approach as approximately $2.6 million to $3.1 million.

    CONSIDERATION OF PUBLICLY TRADED PRICE: Houlihan Lokey reviewed the historical market prices and trading volumes for Health Systems Design's publicly traded security. As of October 12, 2000, Health Systems Design's stock price was $1.31, which implied a minority equity value of approximately
$8.9 million before consideration of an appropriate control premium. The company's stock is not followed by any Wall Street analysts, and institutions only own approximately 10% of its shares. Furthermore, only approximately 0.3% of its outstanding shares trade on an average daily basis. Therefore, Houlihan Lokey did not give significant weight to the company's stock price since it may not be reflective of the company's value.

    RESULTING EQUITY VALUE: Using the comparable company approach and discounted cash flow approach, Houlihan Lokey concluded that Health Systems Design's enterprise equity value is in the range of $2.6 million to $7.6 million.

    FAIRNESS ANALYSIS: To determine the fairness of the consideration to be received by Health Systems Design stockholders in the merger to Health Systems Design from a financial point of view, Houlihan Lokey compared the value of the consideration to be received for the company to its estimated value.

    Houlihan Lokey concluded that the value of the consideration to be received by Health Systems Design was approximately $13.5 million ($2 per share), which Houlihan Lokey noted was greater than the concluded value of Health Systems Design of between $2.6 million and $7.6 million. Accordingly, Houlihan Lokey's analyses indicated that the consideration to be received by Health Systems Design stockholders in the merger is fair, from a financial point of view, to the public stockholders of the company.

    In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including growth in gross domestic product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of October 16, 2000, as well as on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information provided to Houlihan Lokey by us was reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of Health Systems Design taken as a whole. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Health Systems Design and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of Health Systems Design's properties or assets.

    The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description.

    In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan Lokey made numerous assumptions with respect to Health Systems Design, industry performance, general business, economic, political, market and financial conditions and other matters, many of which are beyond the control of Health Systems Design. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

CERTAIN EFFECTS OF THE MERGER

    As a result of the merger, the entire equity interest of Health Systems Design will be owned by Perot Systems, and the current stockholders will have no continuing interest in Health Systems Design. Therefore, following the merger, the stockholders of Health Systems Design will no longer benefit from any increases in the value of Health Systems Design and will no longer bear the risk of any decreases in the value of Health Systems Design. Following the merger, Perot Systems will own 100% of Health Systems Design and will have complete control over the management and conduct of Health Systems Design's business, all income generated by Health Systems Design and any future increase in Health Systems Design's value. Similarly, Perot Systems will also bear the risk of any losses incurred in the operation of Health Systems Design and any decrease in the value of Health Systems Design.

    Following the merger, the Health Systems Design common stock will no longer meet the requirements of The Nasdaq National Market for continued listing and will, therefore, be delisted from The Nasdaq National Market.

    The Health Systems Design common stock is currently registered as a class of securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Registration of the Health Systems Design common stock under the Exchange Act may be terminated upon application of Health Systems Design to the Commission if the Health Systems Design common stock is not listed on a national securities exchange or quoted on The Nasdaq National Market and there are fewer than 300 record holders of the Health Systems Design common stock. It is the present intention of Perot Systems to cause Health Systems Design to make an application for the termination of the registration of the Health Systems Design common stock under the Exchange Act.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    In considering the recommendations of the Board of Directors of Health Systems Design with respect to the merger, stockholders should be aware that three of the directors and certain of the officers of Health Systems Design have interests in connection with the merger which may present them with actual or potential conflicts of interest as summarized below. The Board of Directors was aware of these interests and considered them among the other matters described, but such conflicts, individually or in the aggregate, did not have a negative impact on the determination of the Board of Directors of Health Systems Design that the merger is fair to and in the best interests of the stockholders.

    BOARD OF DIRECTORS AND OFFICERS OF HEALTH SYSTEMS DESIGN. Three members of the Board of Directors of Health Systems Design, Richard C. Auger, Catherine C. Roth and J. Matthew Mackowski, beneficially own in the aggregate 3,945,520 shares, or 58%, of the issued and outstanding Health Systems Design common stock. In addition, the following officers of Health Systems Design have the following interests in the proposed transaction with Perot Systems:

    - Christopher C. Ohman, the Chief Financial Officer of the company, and Suzanne Blumenthal-Smith, the company's Executive Vice President of Sales and Marketing, are parties to employment agreements which will continue in effect following the consummation of the merger;

    - Mr. Ohman will be eligible to receive a "transaction bonus" of $75,000 pursuant to a resolution of the Board of Directors of Health Systems Design adopted on August 16, 2000;

    - Arthur M. Southam, M.D., the President and Chief Executive Officer of the company, will continue to serve as a principal in 2C Solutions, LLC, a consultancy that currently provides services to Health Systems Design and that may continue to provide services to Health Systems Design after the consummation of the merger; and

    - Dr. Southam will be paid a "transaction bonus" of $150,000 pursuant to a letter agreement dated January 25, 2000, as amended September 25, 2000, upon the consummation of the merger.

    The remaining members of the Board of Directors and the executive officers of Health Systems Design beneficially own in the aggregate 103,861 shares, or less than 2% of the issued and outstanding Health Systems Design common stock. For more information concerning the security ownership of the management of Health Systems Design, please see "The Special Meeting-- Security Ownership of Management and Principal Stockholders" on page 9 of this proxy statement.

    INDEMNIFICATION. The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

    Health Systems Design's certificate of incorporation and/or by-laws provide that any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director, officer, or employee of either of our corporations, or is or was serving at the request of either of us as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, judgments, fines and amounts paid in a settlement, and held harmless by Health Systems Design to the fullest extent permitted by the Delaware General Corporation Law.

    The indemnification rights conferred by Health Systems Design are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Health Systems Design's certificate of incorporation or by-laws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, Health Systems Design is authorized to, and does, purchase and maintain insurance on behalf of our directors and officers.

    The merger agreement provides that all rights to indemnification now existing in favor of the directors or officers of Health Systems Design and its subsidiaries under its certificate of incorporation or bylaws and under certain contracts will, to the extent such rights are in accordance with applicable law, survive the merger and stay in effect in accordance with their respective terms. In addition, Health Systems Design and Perot Systems agreed, that so long as the directors of Health Systems Design and Perot Systems first satisfy their fiduciary duties, that the companies will cooperate and use all commercially reasonable efforts to defend against and respond to any action, suit, proceeding or investigation relating to the merger agreement or to the transactions contemplated by the merger agreement. Perot Systems also agrees to extend the term of Health Systems Design's existing directors' and officers' liability insurance policies for three years and to purchase a six-year tail to be effective for the six-year period commencing on March 4, 2001 for the company's director's and officer's liability insurance policies in effect as of October 18, 2000, the date of the merger agreement.

                   SUMMARY OF MATERIAL FEATURES OF THE MERGER

THE MERGER

    GENERAL. The merger agreement provides that, subject to its conditions and in accordance with the Delaware General Corporation Law, Merger Subsidiary will be merged into Health Systems Design when the Certificate of Merger is filed with the Delaware Secretary of State or such other date or time as is stated in the Certificate of Merger (the "Effective Time"). Following the merger, the separate existence of Merger Subsidiary will cease, and Health Systems Design will continue as the surviving corporation and will be a wholly-owned subsidiary of Perot Systems. At the Effective Time, each issued and outstanding share of common stock of Health Systems Design, other than shares owned by Health Systems Design or its wholly-owned subsidiaries, by Perot Systems or its subsidiaries or by stockholders who exercise their dissenters' rights, will be converted into the right to receive, upon surrender of the certificate formerly representing the shares of common stock of Health Systems Design (the "Certificate"), $2.00 in cash. As a result of the Merger, the common stock of Health Systems Design will no longer be publicly traded and the equity of the surviving corporation will be 100% owned by Perot Systems.

    MERGER CONSIDERATION. When the merger is completed, each share of common stock of Health Systems Design issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired. Each holder of a Certificate will have only the right to receive an amount in cash equal to the number of such shares multiplied by $2.00 per share (the "Merger Consideration") at the time the Certificate is surrendered.

    PAYMENT FOR SHARES. Promptly after the Effective Time, a bank or trust company reasonably acceptable to Health Systems Design (the "Paying Agent") will mail to each holder of record of a Certificate a form of letter of transmittal which instructs Health Systems Design stockholders how to surrender their shares of common stock of Health Systems Design and receive the Merger Consideration. Risk of loss and title to the Certificate will pass from the holder only when the Paying Agent receives delivery. When a record holder has delivered to the Paying Agent all Certificates for its shares of common stock of Health Systems Design together with the duly executed letter of transmittal, the Paying Agent will issue a check for the Merger Consideration and mail the check to the record holder or to such other person designated by the record holder if the record holder follows the instructions in the letter of transmittal.

    STOCK OPTIONS. The merger agreement provides that, as soon as practicable following the date of the agreement, the company will take such actions as are required to provide that stock options outstanding immediately prior to the consummation of the merger, whether or not then exercisable, will be canceled, if not exercised by the holder thereof immediately prior to the consummation of the merger without the incurrence of any liability or obligation on the part of the company.

    CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of Health Systems Design will be closed and no further transfer of shares of common stock of Health Systems Design will be made on the records of Health Systems Design. On or after the Effective Time, any Certificates presented to the Surviving Corporation or the Paying Agent will be canceled and exchanged for the Merger Consideration.

    CONDITIONS TO THE MERGER. The respective obligations of each party to effect the merger are subject to the satisfaction prior to the Effective Time of the following conditions:

    - The merger agreement will have been adopted and approved by the affirmative vote of the stockholders of Health Systems Design in accordance with the certificate of incorporation and bylaws of the company, and with applicable law;

    - No federal or state statute, rule, regulation, injunction, decree, or order will be enacted, promulgated, entered, or enforced that would prohibit consummation of the merger or of the other transactions contemplated by the agreement; provided that the parties to the agreement agree to use their respective commercially reasonable efforts to have any such injunction, decree, or order lifted;

    - The waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will have expired or been terminated.

    In addition, the obligations of Perot Systems and Merger Subsidiary to consummate the merger are also subject to the following conditions:

    - Each of the representations and warranties of the company contained in the agreement will be true and correct in all material respects;

    - The company will have performed or complied in all material respects with all agreements and covenants required by the agreement to be performed or complied with by it on or prior to the closing date;

    - The company will have delivered, or caused to be delivered, to Perot Systems certain certificates as to the company's good standing and the due authorization of the merger by the company's board of directors and stockholders;

    - Perot Systems will have received "comfort letters" from Arthur Anderson LLP, the company's independent auditors, on the date this proxy statement is first mailed to the company's stockholders and on the closing date.

    - From and including the date of the agreement, there will not have occurred a material adverse change in the business, operations or financial condition of Health Systems Design;

    - Perot Systems will have received evidence, in form and substance reasonably satisfactory to it, that all necessary consents and filings required by the merger agreement have been obtained or made, as applicable, by the company, Merger Subsidiary or Perot Systems, as the case may be, without the imposition of any limitations, prohibitions or requirements, and are in full force and effect;

    - Perot Systems shall have received an opinion of counsel to the company, Gibson, Dunn & Crutcher LLP, in the form attached as an exhibit to the merger agreement;

    - Perot Systems shall have received evidence, in form and substance reasonably satisfactory to it, that all options to purchase shares of Health Systems Design common stock have been canceled or exercised;

    - On the closing date, stockholders of the company shall have exercised dissenters' appraisal rights in respect of no more than 5% of the then outstanding shares of the company's common stock;

    - The company shall have used commercially reasonable efforts to cause at least 90% of the employees of the company as of the date of the agreement, other than certain designated employees, to have executed and delivered to Perot Systems an Associate's Agreement in the form attached as an exhibit to the merger agreement;

    - The company shall have used commercially reasonable efforts to cause all of the employees of the company specifically designated by Perot Systems to have agreed to remain employed by the surviving corporation after the closing, including by having executed an Associate's Agreement, in the capacities designated by Perot Systems;

    - Perot Systems shall have received an executed Non-Competition Agreement from Richard C. Auger in the form attached as an exhibit to the merger agreement.

    In addition, the obligations of Health Systems Design to consummate the merger are also subject to the following conditions:

    - Each of the representations and warranties of Perot Systems and Merger Subsidiary contained in the agreement will be true and correct in all material respects;

    - Perot Systems and Merger Subsidiary will have performed or complied in all material respects with all agreements and covenants required by the agreement to be performed or complied with by them on or prior to the closing date;

    - Perot Systems and Merger Subsidiary will have delivered, or caused to be delivered, to Health Systems Design certain certificates as to their good standing and the due authorization of the merger by their boards of directors;

    - The company shall have received an opinion of counsel to Perot Systems and Merger Subsidiary, Hughes & Luce, L.L.P., in the form attached as an exhibit to the merger agreement;

    EVEN IF THE STOCKHOLDERS OF HEALTH SYSTEMS DESIGN APPROVE THE MERGER AS PROVIDED IN THE MERGER AGREEMENT, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE COMPLETED.

    REPRESENTATIONS AND WARRANTIES. Health Systems Design made representations and warranties in the merger agreement, qualified in certain instances by materiality or as disclosed in a disclosure letter regarding the following:

    - its organization and good standing;

    - its subsidiaries;

    - its authorized capital stock and number of shares of capital stock and options to acquire shares of capital stock issued and outstanding;

    - authority to enter into the merger agreement and complete the transactions contemplated by the merger agreement;

    - requisite governmental and other consents and approvals;

    - absence of conflicts with the charter documents of the company or material contracts of the company or orders applicable to the company;

    - compliance with the Securities and Exchange Commission filing requirements;

    - its financial statements;

    - the absence of certain material liabilities and changes since September 30, 1999;

    - possession of permits and compliance with governing documents and laws;

    - termination, severance and employment agreements to which the company is a party or by which it is bound;

    - agreements relating to certain employment, consulting and benefit matters of Health Systems Design;

    - requisite tax filings and examinations;

    - absence of litigation pending or threatened against the company or any of its subsidiaries;

    - compliance with environmental laws;

    - the approval of the merger agreement and the merger by the company's board of directors and the required vote of stockholders of Health Systems Design necessary to approve the merger agreement;

    - absence of brokers or similar fees other than to Houlihan Lokey;

    - insurance coverage;

    - ownership of all material assets in the conduct of the company's business;

    - ownership of intellectual property rights;

    - information regarding and status of the company's relationships with its major customers;

    - absence of undisclosed material contracts;

    - absence of conflicts of interest with insiders;

    - absence of restrictions on the ability of the company to provide services or products to any customer or potential customer; and

    - the accuracy of the information to be supplied by it for inclusion in this proxy statement.

    Perot Systems and Merger Subsidiary made representations and warranties in the merger agreement, qualified in certain instances by materiality regarding the following:

    - its organization and good standing;

    - authority to enter into the merger agreement and complete the transactions contemplated by the merger agreement;

    - requisite governmental and other consents and approvals;

    - absence of conflicts with the charter documents of Perot Systems and Merger Subsidiary or material contracts of Perot Systems and Merger Subsidiary or orders applicable to Perot Systems and Merger Subsidiary; and

    - the accuracy of the information to be supplied by it for inclusion in this proxy statement.

    COVENANTS. Until the Merger is completed, Health Systems Design has agreed that Health Systems Design and its subsidiaries will conduct their business in the ordinary course and use commercially reasonable efforts to preserve their current business organizations, keep available the services of its current officers and employees and preserve their third party relationships. Health Systems Design has also agreed that, without the consent of Perot Systems, neither Health Systems Design nor its subsidiaries will:

    - issue, sell, or dispose of additional shares of capital stock of any class of the company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than shares of common stock issued upon exercise of the options disclosed to Perot Systems;

    - redeem, purchase, or otherwise acquire, or propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the company or any of its subsidiaries;

    - split, combine, subdivide, or reclassify any of its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the company and its subsidiaries from their respective subsidiaries;

    - sell, pledge, dispose of, or encumber any of its assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices or between the company and its subsidiaries;

    - incur or modify any indebtedness or issue or sell any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances;

    - adopt or amend any bonus or other employee benefit agreements or other similar arrangements for the benefit of any director, officer, or employee or take any action or grant any benefit not expressly required under the terms of any existing agreements, or other similar arrangements or enter into any arrangement to do any of the foregoing; or make or agree to make any payments to any directors, officers, agents, contractors, or employees relating to a change or potential change in control of the company;

    - acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other person;

    - amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the company;

    - take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

    - change any method of accounting or accounting practice used by the company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles;

    - revalue in any respect any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

    - authorize any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

    - make any tax election, settle or compromise any federal, state, or local tax liability or consent to the extension of time for the assessment or collection of any federal, state, or local tax;

    - settle or compromise any pending or threatened suit, action, or claim material to the company and its subsidiaries taken as a whole or relevant to the transactions contemplated by the merger agreement;

    - authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the company;

    - enter into any collective bargaining agreement;

    - engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the company's affiliates (or any member of their respective families), subject to certain exceptions; or

    - voluntarily take any action or willfully omit to take any action that could make any representation or warranty of the company untrue or incorrect in any material respect at any time.

    In addition, the following additional covenants were made:

    - Health Systems Design and Perot Systems would cooperate with each other and use all commercially reasonable efforts to prepare and file this proxy statement with the SEC and mail it to the company's stockholders;

    - Health Systems Design would take such action as is necessary to call the special meeting of stockholders to approve the merger agreement;

    - each of the parties would take such action as is necessary, advisable or proper to consummate the merger;

    - each of the parties would notify the other upon the occurrence of certain events;

    - each of the parties would grant to the other access to certain information but would hold such information confidential;

    - each of the parties would consult with the other prior to making any public announcement concerning the merger;

    - Perot Systems and Merger Subsidiary agreed to keep in place the company's existing director and officer indemnification rights and to provide related insurance for a specified period of time;

    - Health Systems Design will take such action as is necessary to cancel all unexercised stock options immediately prior to the merger;

    - Health Systems Design will use commercially reasonable efforts to render inapplicable any antitakeover statute which may become applicable to the merger; and

    - Health Systems Design will use commercially reasonable efforts to procure "comfort" letters from its independent accountants.

    TERMINATION. Perot Systems may terminate the merger agreement if the Health Systems Design Board of Directors withdraws or modifies its recommendation that Health Systems Design stockholders approve the merger agreement or recommends an alternative acquisition proposal or if Health Systems Design breaches its agreement not to solicit, facilitate, or encourage, directly or indirectly, the initiation of any inquiries or proposals regarding a "Third Party Acquisition" (as defined below) (if Health Systems Design's violation is not cured prior to 5 days following notice to Health Systems Design by Perot Systems of such violation) or engages in negotiations with any person or group other than Perot Systems which has proposed to acquire Health Systems Design or enters into an agreement, letter of intent or arrangement with respect to such an acquisition. Either Health Systems Design or Perot Systems may terminate the merger agreement under certain circumstances, including the following:

    - Health Systems Design and Perot Systems mutually consent in writing;

    - the merger is not completed by the close of business on February 15, 2001;

    - legal constraints or prohibitions prevent the completion of the merger;

    - Health Systems Design stockholders do not approve the merger agreement;

    - the other party breaches in a material manner any of its representations, warranties or covenants under the merger agreement and the breach is not cured within 10 days after notice; or

    - Health Systems Design enters into or its Board of Directors approves an agreement for Health Systems Design to be acquired by another party for consideration to Health Systems Design stockholders that is superior to the consideration to Health Systems Design stockholders under the merger agreement (a "Superior Proposal") if (a) Health Systems Design notifies Perot Systems of the Superior Proposal, (b) Perot Systems has an opportunity to respond, and (c) Health Systems Design pays Perot Systems a termination fee of $850,000.

    FEES AND EXPENSES. Whether or not the merger is consummated, each of Health Systems Design, Perot Systems and Merger Subsidiary will pay its own fees and expenses, except that:

    (a) Health Systems Design will pay out-of-pocket fees of Perot Systems and its affiliates if the merger agreement is terminated by:

       PEROT SYSTEMS DUE TO:

       - a breach of any representation or warranty of Health Systems Design (that is not cured or not capable of being cured by Health Systems Design within 10 days following notice by Perot Systems of the breach) having a material adverse effect on Health Systems Design or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

       - a breach of any covenant or agreement of Health Systems Design (that is not cured or not capable of being cured by Health Systems Design within 10 days following notice by Perot Systems of the breach) having a material adverse effect on Health Systems Design or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

       - a breach of Health Systems Design's agreement not to solicit, facilitate, or encourage, directly or indirectly, the initiation of any inquiries or proposals regarding a "Third Party Acquisition" if Health Systems Design's violation is not cured prior to 5 days following notice to Health Systems Design by Perot Systems of such violation;

           - Under the terms of the Merger Agreement, a "Third Party Acquisition" is defined to include any of the following:

               - the acquisition of Health Systems Design by merger or otherwise by a third party, which is any person or group other than Perot Systems, Merger Subsidiary or their affiliates.

               - the acquisition by a third party of more than 19.9% of the total assets of the Health Systems Design and its subsidiaries, taken as a whole;

               - the acquisition by a third party of 19.9% or more of the outstanding shares of Health Systems Design common stock from Health Systems Design or any of its affiliates or in a transaction or series of related transactions that results in a change of control of Health Systems Design;

               - the adoption by Health Systems Design of a plan of liquidation or the declaration or payment of an extraordinary dividend;

               - the acquisition by Health Systems Design or any of its
                 subsidiaries of more than 19.9% of the outstanding shares of Health Systems Design common stock; or

               - any agreement or understanding to do or that would result in any of the foregoing.

       - a breach of Health Systems Design's agreement not to engage in negotiation with any person or group other than Perot Systems or Merger Subsidiary that has proposed a Third Party Acquisition;

       - a breach of Health Systems Design's agreement not to enter into any agreement, letter of intent or arrangement with respect to a Third Party Acquisition;

       - the withdrawal or adverse modification, by the Board of Directors of Health Systems Design, of its approval or recommendation of the merger agreement or the merger, the recommendation by the Board of Directors of Health Systems Design of another transaction, or the adoption of a resolution by the Board of Directors of Health Systems Design having the effect of either of the foregoing; or

       HEALTH SYSTEMS DESIGN DUE TO:

       - the receipt by Health Systems Design of a bona fide proposal concerning a Third Party Acquisition of Health Systems Design that the Board of Directors determines in its good faith judgment and in the exercise of its fiduciary duties, (i) after consultation with its financial advisors, is a Superior Proposal, and (ii) after consultation with its legal advisors, obligates the Board to terminate the merger agreement, provided that (a) Health Systems Design notifies Perot Systems of the Superior Proposal, (b) Perot Systems has an opportunity to respond, and
         (c) Health Systems Design pays Perot Systems a termination fee of $850,000 if Health Systems Design concludes the other offer is still a Superior Proposal.

    (b) Perot Systems will pay out-of-pocket fees of Health Systems Design and its affiliates if the merger agreement is terminated by Health Systems Design due to:

       - a breach of any representation or warranty of Perot Systems (that is not cured or not capable of being cured by Perot Systems within 10 days following notice by Health Systems Design of the breach) having a material adverse effect on Perot Systems or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger; or

       - a material breach of any covenant or agreement of Perot Systems (that is not cured or not capable of being cured by Perot Systems within 10 days following notice by Health Systems Design of the breach) having a material adverse effect on Perot Systems or materially and adversely affecting or delaying the ability of Perot Systems or Merger Subsidiary to consummate the merger;

    NO SOLICITATION. Until completion or abandonment of the merger, Health Systems Design and its affiliates are not permitted to solicit any acquisition proposals from any other party, except that Health Systems Design may, subject to certain conditions, furnish information in response to unsolicited requests and enter into discussions with a third party that wants to make an acquisition proposal if the Board of Directors determines the discussions are necessary to fulfill its fiduciary obligations after receiving the advice of counsel.

    AMENDMENT AND WAIVER. The merger agreement may be amended in writing by the parties at any time prior to approval of the merger agreement by the stockholders of Health Systems Design but, after such approval, no amendment will be made without the further approval of the stockholders if further approval is required by law. At any time prior to the Effective Time, either of the parties to the merger agreement may extend, in writing, the time for performance of any obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement or waive compliance with any of the agreements or conditions contained in the merger agreement, provided that any such extension or waiver must be set forth in writing by the party granting such extension or waiver.

EFFECTIVE TIME


    The merger will become effective at the Effective Time. It is expected that the Effective Time will be the date of closing of the merger, which is expected to occur on December 18, 2000, or as soon thereafter as is practicable subject to satisfaction or waiver of the conditions to closing. Subject to certain limitations, the merger agreement may be terminated by either party if, among other reasons, the merger has not been completed by February 15, 2001.


CONVERSION OF HEALTH SYSTEMS DESIGN COMMON STOCK

    As of the Effective Time, each share of Health Systems Design common stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and converted into the right to receive the Merger Consideration when the stock certificate formerly representing such share of Health Systems Design common stock is surrendered and a duly executed letter of transmittal is delivered to the Paying Agent. The Paying Agent will mail to each record holder of Health Systems Design common stock, as soon as practicable after the Effective Time, a certificate or certificates that immediately prior to the Effective Time represented shares of common stock of Health Systems design held of record by that stockholder and a form of letter of transmittal which will contain instructions for surrendering the stock certificates for Health Systems Design common stock in exchange for the Merger Consideration. When a record holder has delivered to the Paying Agent all certificates for its shares of common stock of Health Systems Design together with the duly executed letter of transmittal, the Paying Agent will issue a check for the Merger Consideration and mail the check to the record holder or to such other person designated by the record holder if the record holder follows the instructions in the letter of transmittal. Risk of loss and title to the Certificate will pass from a holder only when the Paying Agent receives delivery.

    HEALTH SYSTEMS DESIGN'S STOCKHOLDERS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL. STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD.

    The payment of the Merger Consideration upon surrender of any Certificate will be deemed to constitute full satisfaction of all rights pertaining to the shares of Health Systems Design common stock represented by the Certificate. Until surrendered as contemplated by the merger agreement, each Certificate for Health Systems Design common stock will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon surrender. No interest will be paid or will accrue on any Merger Consideration payable to stockholders. At the Effective Time, the stock transfer books of Health Systems Design will be closed. Neither Perot Systems nor the Surviving Corporation will be liable to any former stockholder or holder of a Health Systems Design stock option for any cash held in the payment fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CANCELLATION OF UNEXERCISED STOCK OPTIONS

    The merger agreement provides that, as soon as practicable following the date of the agreement, the company will take such actions as are required to provide that stock options outstanding immediately prior to the consummation of the merger, whether or not then exercisable, will be canceled, if not exercised by the holder thereof immediately prior to the consummation of the merger without the incurrence of any liability or obligation on the part of the company.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the merger agreement, Health Systems Design has agreed to carry on its business prior to the Effective Time in the ordinary course of its business as conducted on the date of the merger agreement, and consistent with past practices, subject to certain covenants by Health Systems Design in the merger agreement.

REGULATORY FILINGS AND APPROVALS


    Health Systems Design believes that the following filings and approvals are required with respect to the merger: (a) filings by Health Systems Design and Perot Systems with the Federal Trade Commission and the Department of Justice pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) filings by Health Systems Design and Perot Systems with the Securities and Exchange Commission pursuant to the Exchange Act, and (c) filing of a certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Health Systems Design is qualified to do business.


INCOME TAX CONSEQUENCES OF THE TRANSACTION

    The following discussion summarizes the material income tax considerations relevant to the merger that are generally applicable to holders of Health Systems Design common stock and stock options. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the holders of the Health Systems Design common stock or stock options as described here. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts and stockholders who acquired Health Systems Design common stock through the exercise of stock options or otherwise as compensation prior to the Effective Time of the merger.

    The conversion of the Health Systems Design common stock at the Effective Time of the merger into the right to receive the Merger Consideration will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state and other tax laws. In general, a stockholder will recognize gain or loss equal to the difference between the tax basis of the Health Systems Design common stock and the amount of Merger Consideration received in exchange for the Health Systems Design common stock. The gain or loss will be treated as capital gain or loss if the Health Systems Design common stock is a capital asset in the hands of the stockholder.

    The income tax consequences set forth above are for general information only. Each stockholder and each holder of stock options is urged to consult his or her own tax advisor to determine the particular tax consequences to him or her of the merger, including the applicability and effect of state and other tax laws.

FINANCING OF THE MERGER; SOURCE OF FUNDS

    Perot Systems intends to finance the transaction with working capital funds.

ANTICIPATED ACCOUNTING TREATMENT

    Health Systems Design believes that the merger will be accounted for by Perot Systems using the purchase method of accounting in accordance with generally accepted accounting principles.

DISSENTERS' APPRAISAL RIGHTS

    Health Systems Design's stockholders have the right to dissent from the merger and to receive payment for their shares in accordance with the terms of
Section 262 of the Delaware General Corporation Law. The following discussion is a summary of the dissenters' rights law under the

Delaware law. The entire statute is reprinted in Appendix B. ANY STOCKHOLDER THAT WISHES TO EXERCISE DISSENTERS' RIGHTS OR PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE STATUTE CAREFULLY. HEALTH SYSTEMS DESIGN STOCKHOLDERS THAT DO NOT COMPLY WITH THE PROCEDURES OF THE STATUTE WILL LOSE THEIR DISSENTERS' RIGHTS.

    A stockholder that wishes to dissent from the merger must satisfy both of the following conditions, among others:

    - WRITTEN OBJECTION. The stockholder must file a written objection to the merger with Health Systems Design at its offices at 1111 Broadway, Suite 1800, Oakland, California 94607, Attention: Christopher C. Ohman, Chief Financial Officer, before the vote is taken at the Health Systems Design stockholders meeting.

    - NO VOTE IN FAVOR. The stockholder must not vote in favor of the merger.

    A negative vote alone will not constitute the written objection required before the meeting. The written objection should specify the stockholder's name and mailing address, the number of shares of Health Systems Design common stock owned by the stockholder and that the stockholder is demanding appraisal of his or her shares.

    If the Health Systems Design stockholders approve the merger, Health Systems Design will send written notice to each dissenting stockholder that has filed an objection and not voted in favor of the merger no later than 10 days after consummation of the merger. The notice will state the date that the merger has become effective.

    Within 120 days after the effective time of the merger, any dissenting stockholder that desires to have his or her shares appraised should file a petition with the Delaware Court of Chancery demanding a determination of the fair value of the shares of all the dissenting stockholders. Within the same period, a dissenting stockholder may also make a written request to Health Systems Design demanding a statement by Health Systems Design of the number of dissenting Health Systems Design stockholders and the aggregate number of dissenting shares of Health Systems Design common stock. Health Systems Design must mail the statement within 10 days after it receives the request.

    If a proper petition for appraisal is timely filed, the Chancery Court will determine which Health Systems Design stockholders, if any, are entitled to appraisal rights. The Chancery Court may require any stockholders demanding appraisal rights to submit their certificates of Health Systems Design common stock to the Register in Chancery for notation on these certificates of the pendency of the appraisal proceedings. Where the proceedings are not dismissed, the Chancery Court will appraise the shares of Health Systems Design common stock owned by the dissenting stockholders by determining the fair value of the shares exclusive of any element of value arising out of the accomplishment or expectation of the merger and the fair rate of interest, if any, on the amount determined to be the fair value. In making this determination of fair value, the Chancery Court must consider the following factors:

    - market value;

    - asset value;

    - dividends;

    - earnings prospects;

    - the nature of the enterprise; and

    - any other facts which could be ascertained as of the date of the merger which would be relevant in evaluating the future prospects of the combined corporation.

    Health Systems Design stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares. The Chancery Court may determine the cost of the appraisal proceedings and allocate the cost against the dissenting stockholders and Health Systems Design as it deems equitable under the circumstances.

    After the merger is complete, any Health Systems Design stockholder who has demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record on a date prior to the effective time of the merger.

    At any time within 60 days after the consummation of the merger, any dissenting stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger. After this period, the stockholder may withdraw the demand only with the written consent of Health Systems Design. If no petition is filed by any dissenting stockholder within 120 days after the effective time of the merger, Health Systems Design stockholders' rights as to appraisal will cease and dissenting stockholders will be entitled only to receive the consideration offered pursuant to the merger agreement.

    ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. SEE APPENDIX B.

                      WHERE YOU CAN FIND MORE INFORMATION

    Health Systems Design files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any such reports, statements or other information at the Commission's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Health Systems Design's Commission filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the Commission at HTTP://WWW.SEC.GOV. Reports, proxy statements and other information concerning Health Systems Design also may be inspected at the offices of the National Association of Securities
Dealers, Inc., 1735 K Street, N.W., Washington, DC 2006.

    The Commission allows Health Systems Design to incorporate by reference information into this document, which means that Health Systems Design can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Health Systems Design has previously filed with the Commission. These documents contain important business information about Health Systems Design and its financial condition.

    Health Systems Design may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Health Systems Design or the Commission or the Commission's World Wide Web site described above. Documents incorporated by reference are available from Health Systems Design without charge, excluding all exhibits, unless specifically incorporated by reference as an exhibit to this document.

    Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Health Systems Design Corporation
1111 Broadway, Suite 1800,
Oakland, California 94607
Attention:  Chief Financial Officer
Telephone:  (800) 995-6285

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM HEALTH SYSTEMS DESIGN, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.


    You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Health Systems Design has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 14, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed with the SEC by Health Systems Design (Commission File No. 000-27502) are incorporated by reference in this proxy statement:

    (i) Health Systems Design's Annual Report on Form 10-K for the fiscal year ended September 30, 1999;

    (ii) Health Systems Design's Quarterly Report on Form 10-Q for quarter ended December 31, 1999;

   (iii) Health Systems Design's Quarterly Report on Form 10-Q for quarter ended March 31, 2000;

    (iv) Health Systems Design's Quarterly Report on Form 10-Q for quarter ended June 30, 2000;

    (v) Health Systems Design's Current Report on Form 8-K filed on August 31, 2000; and

    (vi) Health Systems Design's Current Report on Form 8-K filed on October 20, 2000.

    All documents filed by Health Systems Design with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting will be deemed to be incorporated by reference in this document. Information filed with the SEC in future documents will automatically update and supersede the information in this document.

                             STOCKHOLDER PROPOSALS

    If the merger is not completed for any reason, proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Corporate Secretary of Health Systems Design Corporation, 1111 Broadway, Suite 1800, Oakland, California 94607 on or prior to November 13, 2000 to be eligible for inclusion in Health Systems Design's proxy statement and Proxy Card relating to that meeting. Health Systems Design is not required to include in its proxy statement and Proxy Card for the 2001 Annual Meeting any stockholder proposals which do not meet all of the requirements then in effect for inclusion.

                                 OTHER MATTERS

    Management knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ RICHARD C. AUGER
                                          Richard C. Auger
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           PEROT SYSTEMS CORPORATION
                             PSC HEALTH CARE, INC.
                                      AND
                       HEALTH SYSTEMS DESIGN CORPORATION
                          DATED AS OF OCTOBER 18, 2000

                               TABLE OF CONTENTS


ARTICLE I    THE MERGER

        SECTION 1.1   The Merger..................................................         1
        SECTION 1.2   Closing.....................................................         1
        SECTION 1.3   Effective Time..............................................         2
        SECTION 1.4   Effects of the Merger.......................................         2
        SECTION 1.5   Certificate of Incorporation and Bylaws.....................         2
        SECTION 1.6   Directors...................................................         2
        SECTION 1.7   Officers....................................................         2
        SECTION 1.8   Additional Actions..........................................         2

ARTICLE II    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
              CORPORATIONS; MERGER CONSIDERATION

        SECTION 2.1   Effect on Capital Stock.....................................         2
        SECTION 2.2   Appraisal Rights............................................         3
        SECTION 2.3   Payment for Common Shares...................................         3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        SECTION 3.1   Organization and Qualification..............................         5
        SECTION 3.2   Subsidiaries................................................         5
        SECTION 3.3   Authorized Capital..........................................         6
        SECTION 3.4   Corporate Authorization.....................................         6
        SECTION 3.5   Approvals; No Violations....................................         7
        SECTION 3.6   SEC Filings; Financial Statements...........................         7
        SECTION 3.7   Absence of Certain Liabilities and Changes..................         8
        SECTION 3.8   Compliance with Applicable Law..............................         9
        SECTION 3.9   Termination, Severance, and Employment Agreements...........         9
        SECTION 3.10  Employee Benefits; Labor Matters............................        10
        SECTION 3.11  Taxes.......................................................        12
        SECTION 3.12  Litigation..................................................        13
        SECTION 3.13  Environmental Matters.......................................        13
        SECTION 3.14  Voting Requirements.........................................        15
        SECTION 3.15  Finders and Investment Bankers; Transaction Expenses........        15
        SECTION 3.16  Insurance...................................................        16
        SECTION 3.17  Title to Properties; Entire Business........................        16
        SECTION 3.18  Intellectual Property Rights................................        16
        SECTION 3.19  Major Customers.............................................        17
        SECTION 3.20  Contracts...................................................        18
        SECTION 3.21  Insider Interests...........................................        18
        SECTION 3.22  Noncompetition; Restrictions on Business....................        19

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        SECTION 4.1   Organization and Qualification..............................        19
        SECTION 4.2   Corporate Authorization.....................................        19
        SECTION 4.3   Approvals; No Violations....................................        20

ARTICLE V    COVENANTS

        SECTION 5.1   Conduct of Business of the Company..........................        20
        SECTION 5.2   Proxy Statement.............................................        22
        SECTION 5.3   Action of Stockholders of the Company; Voting...............        23

        SECTION 5.4   Additional Agreements.......................................        23
        SECTION 5.5   Notification of Certain Matters.............................        24
        SECTION 5.6   Access to Information.......................................        24
        SECTION 5.7   Public Announcements........................................        25
        SECTION 5.8   Officers' and Directors' Indemnification....................        25
        SECTION 5.9   Employee Options............................................        25
        SECTION 5.10  Other Actions by the Company................................        26
        SECTION 5.11  Letters of Accountants......................................        26

ARTICLE VI   CONDITIONS TO CONSUMMATION OF THE MERGER

        SECTION 6.1   Mutual Conditions...........................................        26
        SECTION 6.2   Additional Conditions to Obligations of Parent and Merger           26
                      Sub.........................................................
        SECTION 6.3   Additional Conditions to Obligations of the Company.........        28

ARTICLE VII  TERMINATION; AMENDMENT; WAIVER

        SECTION 7.1   Termination.................................................        29
        SECTION 7.2   Effect of Termination.......................................        31
        SECTION 7.3   Fees and Expenses...........................................        31
        SECTION 7.4   Amendment...................................................        32
        SECTION 7.5   Waiver......................................................        32

ARTICLE VIII  MISCELLANEOUS

        SECTION 8.1   Survival of Representations, Warranties, and Agreements.....        33
        SECTION 8.2   Entire Agreement; Assignment................................        33
        SECTION 8.3   Severability................................................        33
        SECTION 8.4   Notices.....................................................        33
        SECTION 8.5   Governing Law...............................................        34
        SECTION 8.6   Specific Performance........................................        34
        SECTION 8.7   Other Potential Bidders.....................................        34
        SECTION 8.8   Descriptive Headings; References............................        35
        SECTION 8.9   Parties in Interest.........................................        35
        SECTION 8.10  Beneficiaries...............................................        35
        SECTION 8.11  Counterparts................................................        35
        SECTION 8.12  Obligations.................................................        35
        SECTION 8.13  Certain Definitions.........................................        36

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2000, among Perot Systems Corporation, a Delaware corporation ("Parent"), PSC Health Care, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Health Systems Design Corporation, a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

    A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby the issued and outstanding shares of common stock of the Company, $.001 par value per share (the "Company Common Stock"), will be converted into the right to receive cash consideration of $2.00 per share (the "Per Share Amount").

    B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "Stockholder Approval").

    C. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company named on EXHIBIT A-1 have entered into Voting Agreements (the "Voting Agreements") with Parent, substantially in the form of EXHIBIT A-2, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock beneficially owned by such stockholders, or for which such stockholders exercise voting power pursuant to an irrevocable proxy, in favor of approval and adoption of this Agreement and the Merger.

    D. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined in SECTION 1.3). Following the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all rights and obligations of the Company and of Merger Sub in accordance with the DGCL. At the election of Parent or Merger Sub, any one or more direct or indirect wholly-owned subsidiaries of Parent organized under the laws of the State of Delaware may be substituted for Merger Sub as a constituent entity in the Merger. As used in this Agreement, the term "Merger Sub" refers to any such substituted entity.

    SECTION 1.2 CLOSING. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in ARTICLE VI (the "Closing Date"), at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the parties to this Agreement.

    SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will prepare, execute and acknowledge and thereafter file a certificate of merger in such form as is required by the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as such filings are made with the Delaware Secretary of State, or at such later time as Merger Sub and the Company agree and is specified in such filings (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

    SECTION 1.4 EFFECTS OF THE MERGER. The Merger will have the effects set forth in Section259 of the DGCL and all other effects specified in the applicable provisions of the DGCL. Without limiting the foregoing, at the Effective Time, all properties, rights, privileges, powers, and franchises of the Company and Merger Sub will vest in the Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and Merger Sub will become the debts, liabilities, obligations, and duties of the Surviving Corporation.

    SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended to be identical to the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation will be changed to
            ).

    SECTION 1.6 DIRECTORS. The directors of Merger Sub at the Effective Time will continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.7 OFFICERS. The officers of the Company immediately after the Effective Time will be as set forth on Section 1.7 of the Disclosure Letter and will hold office until the earlier of their death, resignation or removal.

    SECTION 1.8 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS; MERGER CONSIDERATION

    SECTION 2.1  EFFECT ON CAPITAL STOCK.  At the Effective Time, subject to
SECTION 2.2, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company or any shares of capital stock of Merger Sub:

        (a) Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) Each share of Company Common Stock that is owned by the Company or by any wholly-owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time will automatically be canceled and retired without any conversion thereof and no consideration will be delivered with respect thereto.

       (c) (i) Except for shares to be canceled in accordance with
       SECTION 2.1(b), each share of the Company Common Stock issued and outstanding as of the Effective Time (the "Common Shares") will be automatically canceled and extinguished and converted into the right to receive in cash the Per Share Amount (the "Merger Consideration") without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Common Shares in accordance with
       SECTION 2.3.

           (ii) As of the Effective Time, all Common Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously representing any such Common Shares will thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously evidencing the Common Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Common Shares as of the Effective Time, except as otherwise provided in this Agreement or by law. Such certificates previously representing Common Shares will be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of SECTION 2.3, without interest.

    SECTION 2.2  APPRAISAL RIGHTS.

        (a) Notwithstanding anything in this Agreement to the contrary, Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders that are entitled to demand and have properly demanded appraisal of their Common Shares under the DGCL and have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to demand appraisal of such Common Shares and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "Dissenting Shares") will not be converted into or represent a right to receive the Merger Consideration, but the holders of such Dissenting Shares will be entitled only to such rights as are granted under Section262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Dissenting Shares pursuant to Section262 of the DGCL will receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that to the extent that any holder or holders of Common Shares have failed to establish the entitlement to appraisal rights as provided in Section262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such Common Shares and each such Common Share will thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest.

        (b) The Company will give the Parent and Merger Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to Section262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section262 of the DGCL. The Company will not, except with the express written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

    SECTION 2.3  PAYMENT FOR COMMON SHARES.

        (a) Prior to the Effective Time, Merger Sub will appoint a bank or trust company reasonably acceptable to the Company as agent for the holders of Common Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Common Shares become entitled pursuant to
    SECTION 2.1(c). At the Effective Time, Merger Sub or Parent will provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying

    Agent for each Common Share then entitled to receive the Merger Consideration (the "Payment Fund").

        (b) Promptly after the Effective Time, Merger Sub or Parent will cause the Paying Agent to mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented Common Shares (the "Certificates"), a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment.

           (i) Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with its instructions and such other documents as may be reasonably requested, the holder of such Certificate will be entitled to receive in exchange for such Certificate, less any required withholding of taxes, the Merger Consideration and such Certificate will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates.

           (ii) If payment or delivery is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment or delivery that the Certificate so surrendered be properly endorsed, with signature properly guaranteed, or otherwise be in proper form for transfer and that the person requesting such payment or delivery pay any transfer or other taxes required by reason of the payment or delivery to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (iii) Subject to SECTION 2.2, until surrendered in accordance with the provisions of this SECTION 2.3(b), each Certificate (other than Certificates held by persons referred to in SECTION 2.1(b)) will represent for all purposes only the right to receive the Merger Consideration, without interest and less any required withholding of taxes.

        (c) Promptly following the date that is six months after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates, and other property in its possession that constitute any portion of the Payment Fund (including any interest received with respect thereto), and the duties of the Paying Agent will terminate. Thereafter, each holder of a Certificate formerly representing a Common Share or Common Shares shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates without any interest thereon. Notwithstanding the foregoing, neither the Parent, Merger Sub, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to the Payment Fund as such amounts accrue or become available.

        (d) After the Effective Time there will be no registration of transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time. If after the Effective Time, any Certificate is presented to the Surviving Corporation, it shall be canceled and exchanged for the Merger Consideration, without interest and less any required withholding taxes, as provided for, and in accordance with the procedures set forth in, this
    ARTICLE II.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub as follows:

    SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted, except for failures to have such power and authority as could not reasonably be expected to result in a Company Material Adverse Effect (as defined below in this SECTION 3.1). The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material Adverse Effect. The certificate of incorporation and bylaws of the Company, including all amendments, filed with the SEC as part of the Company Reports (as defined below in SECTION 3.6) are accurate and complete. The certificate of incorporation and bylaws of the Company are in full force and effect and the Company is not in default of the performance, observation, or fulfillment of any provision of its certificate of incorporation or bylaws. For purposes of this Agreement, "Company Material Adverse Effect" or "Company Material Adverse Change" means in each case any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, results of operations of the Company and its subsidiaries, taken as a whole or to adversely affect the ability of the Company to perform its obligations under this Agreement and consummate the Merger, provided that none of the following shall be deemed, either alone or in combination, to constitute a Company Material Adverse Effect or Company Material Adverse Change: (i) general industry or economic conditions affecting the U.S. or world economy as a whole, (ii) conditions affecting the health care or health care software industry, so long as such conditions do not affect the Company and the Company's subsidiaries taken as a whole in a disproportionate manner as compared to companies of a similar size, or
(iii) any disruption of customer, supplier or employee relationships that the Company can establish results primarily from the announcement of this Agreement or the consummation of the transactions contemplated hereby.

    SECTION 3.2 SUBSIDIARIES. Section 3.2 of the Disclosure Letter is a list of each subsidiary of the Company and its jurisdiction of incorporation or organization.

        (a) The Company is, directly or indirectly, the record and beneficial owner of all outstanding shares of capital stock or other equity interests of each of its subsidiaries, there are no proxies or voting agreements with respect to any such shares, and no equity security of any of its subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or other equity interests of any such subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any subsidiary is bound to issue additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests. All such shares or other equity interests directly or indirectly owned by the Company are owned by the Company or a wholly-owned subsidiary of the Company, free and clear of any claim, lien, encumbrance, or agreement.

        (b) Each subsidiary of the Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate or entity power and authority and any necessary governmental authority to own, operate, or lease its properties and assets and to carry on its business as it is now being conducted, except for failures as could not reasonably be expected to result in a Company Material Adverse Effect.

        (c) Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material Adverse Effect. Copies of the charter documents, bylaws, or equivalent organizational documents of each subsidiary of the Company have been delivered to Parent and are accurate and complete.

        (d) Neither the Company nor any subsidiary of the Company:

           (i) beneficially owns any equity interests in any entities that are not subsidiaries of the Company; or

           (ii) is party to any joint venture, partnership, or similar arrangement.

    SECTION 3.3  AUTHORIZED CAPITAL.

        (a) The authorized capital stock of the Company consists solely of
    (i) 20,000,000 shares of common stock, $.001 par value per share, of which 6,772,528 shares are outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, of which there are no shares outstanding as of the date hereof.

        (b) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, nonassessable, and free of preemptive or similar rights.

        (c) Section 3.3 of the Disclosure Letter lists each stock option of the Company outstanding on the date hereof (the "Employee Options"), the number of shares covered by such Employee Options, the exercise prices, the exercise dates, and the plan or agreement pursuant to which such Employee Options were issued. Except as set forth above or on Section 3.3 of the Disclosure Letter, there are no preemptive or similar rights nor any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. There are no voting trusts or other understandings to which the Company or any of its subsidiaries is a party with respect to the voting capital stock or other interests of the Company or any of its subsidiaries.

    SECTION 3.4  CORPORATE AUTHORIZATION.

        (a) The Company has the full corporate power and authority to execute and deliver this Agreement, and, subject to any necessary stockholder approval of the Merger, to consummate the transactions contemplated by this Agreement.

        (b) The execution, delivery, and performance by the Company of this Agreement, and the consummation by the Company of the Merger and of the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action and, except for any required approval of the Merger and any adoption of this Agreement by the stockholders of the Company in connection with the consummation of the Merger, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

        (c) This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

    SECTION 3.5  APPROVALS; NO VIOLATIONS.

        (a) No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except:

           (i) the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

           (ii) the filing with the Securities and Exchange Commission (the "SEC") of:

               (A) the Proxy Statement (as defined in SECTION 5.2); and

               (B) such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and

          (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

        (b) Except as set forth on Section 3.5(b) of the Disclosure Letter, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with any of the provisions of this Agreement do not and will not:

           (i) conflict with or result in any breach of any provision of the charters or bylaws or equivalent organizational documents of the Company or any of its subsidiaries;

           (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or require any authorization, consent or approval under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or

          (iii) provided all filings, permits, authorizations, consents, and approvals as described in SECTION 3.5(A) are made or obtained, violate or require any authorization, consent or approval under any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets;

except, with respect to the foregoing SECTIONS 3.5(a) and (b), such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, authorizations, consents or approvals referred to in this SECTION 3.5 as could not reasonably be expected to result in a Company Material Adverse Effect or to otherwise materially adversely affect the Company's ability to timely (in accordance with this Agreement) perform its obligations under this Agreement and consummate the Merger.

    SECTION 3.6  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company has timely filed with the SEC all forms, reports, statements, and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, and the rules and regulations promulgated thereunder, together with all amendments thereto and will file all such forms, reports, statements and documents required to be filed by it prior to the Effective Time (collectively, the "Company Reports"), and has otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act.

        (b) The Company has made available to Merger Sub accurate and complete copies of all Company Reports and will promptly deliver to Merger Sub any Company Reports filed by the Company after the date of this Agreement.

        (c) As of their respective dates, the Company Reports did not and (in the case of Company Reports filed after the date of this Agreement) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or (in the case of Company Reports filed after the date of this Agreement) will be made, not misleading.

        (d) Each of the historical consolidated balance sheets and each of the historical consolidated statements of income and earnings, stockholders' equity, and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents or will (in the case of Company Reports filed after the date of this Agreement) fairly present the consolidated financial condition, results of operations, stockholders' equity, and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth (subject, in the case of unaudited statements, to normal year-end audit adjustments of a character and amount consistent with those of previous periods), in each case, in accordance with generally accepted accounting principles consistently applied during the periods involved.

        (e) The Company maintains a system of internal accounting controls sufficient to provide that transactions are executed in accordance with management's general or specific authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    SECTION 3.7  ABSENCE OF CERTAIN LIABILITIES AND CHANGES.

        (a) Except as set forth on Section 3.7(a) of the Disclosure Letter, in the audited financial statements of the Company for the period ended as of September 30, 1999 (a copy of which has been delivered to Parent), in the condensed consolidated balance sheets of the Company as of December, 31, 1999, March 31, 2000, and June 30, 2000 or in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise that could reasonably be expected to result in a Company Material Adverse Effect.

        (b) Since September 30, 1999, the Company and its subsidiaries have conducted their respective businesses in a manner consistent with past practices, and neither the Company nor any of its subsidiaries has become subject to any material liabilities or obligations other than liabilities or obligations (i) incurred in the ordinary course of business consistent with past practices, or (ii) incurred in connection with this Agreement or the Merger and set forth on Section 3.7(b) of the Disclosure Letter.

        (c) Except as disclosed in the Company Reports filed prior to the date of this Agreement, since September 30, 1999, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been:

           (i) any Company Material Adverse Change;

           (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

          (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

           (iv) except as set forth on Section 3.7 of the Disclosure Letter, any granting by the Company or any of its subsidiaries to any director, officer, employee, agent or contractor of the Company or any of its subsidiaries of:

               (A) any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date hereof and set forth on Section 3.9 of the Disclosure Letter; or

               (B) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of its subsidiaries;

           (v) except as set forth on Section 3.7 of the Disclosure Letter, any granting by the Company or any of its subsidiaries to any such director, officer, employee, agent or contractor of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date hereof and set forth on Section 3.9 of the Disclosure Letter,

           (vi) except as set forth on Section 3.7 of the Disclosure Letter, any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any director, officer, employee, agent or contractor of the Company or any of its subsidiaries;

          (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Company Material Adverse Effect; or

         (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business.

    SECTION 3.8  COMPLIANCE WITH APPLICABLE LAW.

        (a) The Company and each of its subsidiaries currently holds and is in compliance with the terms of all licenses, permits, and authorizations necessary for the lawful conduct of its business, and has complied with, and neither the Company nor any of its subsidiaries is in violation of, or in default under, the applicable statutes, laws, ordinances, rules, regulations, orders, or decrees of any federal, state, local or foreign governmental bodies, agencies, or authorities having, asserting or claiming jurisdiction over it or over any part of its operations or assets, except for violations or defaults that could not reasonably be expected to result in a Company Material Adverse Effect.

        (b) No investigation or review by any governmental or regulatory bodies, agencies, or authorities with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, have any governmental bodies or authorities or regulatory agencies indicated any intention to conduct such an investigation or review, and no fine has been levied against, or order entered with respect to, the Company or any subsidiary by any governmental body or authority or regulatory agency.

    SECTION 3.9 TERMINATION, SEVERANCE, AND EMPLOYMENT AGREEMENTS. Set forth on Section 3.9 of the Disclosure Letter is a complete and accurate list of each:

        (a) employment, severance, or collective bargaining agreement not terminable without liability or obligation to the Company or any of its subsidiaries on 60 days' or less notice;

        (b) agreement with any director, affiliate, executive officer, or other key employee (or any member of the immediate family of any of the foregoing), agent, or contractor of the Company or any subsidiary of the
    Company:

           (i) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries; or

           (ii) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees, agents, or contractors generally;

        (c) agreement, plan, or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or included in the determination of such person's "parachute payment" under Section 280G of the Code; and

        (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    SECTION 3.10  EMPLOYEE BENEFITS; LABOR MATTERS.

        (a) Set forth in Section 3.10 of the Disclosure Letter is a complete and correct list of all "Employee Benefit Plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which (i) is maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability, or
    (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). The term "ERISA Affiliate" shall mean any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

        (b) Neither the Company nor any ERISA Affiliate has at any time maintained any plan subject to the provisions of Title IV of ERISA or
    Section 412 of the Code or contributed, or been obligated to contribute, to any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

        (c) With respect to each Employee Plan intended to constitute a qualified plan under Code Section 401(a):

           (i) such plan has satisfied in form the requirements of such qualification except to the extent amendments are not required by law to be made until after the Closing Date;

           (ii) the Internal Revenue Service has issued a favorable determination letter as to the qualified status of the plan;

          (iii) there has been no termination or partial termination of the plan; and

           (iv) the plan has been operated and administered in material compliance with its terms and applicable laws.

        (d) Each Employee Benefit Plan has been operated in material compliance with ERISA, the Code, and other applicable law.

        (e) With respect to each Employee Benefit Plan, the Company has furnished to Merger Sub true, correct and complete copies of:

           (i) the plan documents (including amendments and summary plan descriptions);

           (ii) the most recent determination letter received from the Internal Revenue Service;

          (iii) the annual reports (Form 5500) required to be filed for the three most recent plan years of each such Employee Benefit Plan; and

           (iv) all related trust agreements, insurance contracts or other funding agreements that implement such Employee Benefit Plan.

        (f) Except as set forth on Section 3.10 of the Disclosure Letter and to the extent of coverage required under Code Section 4980B, no written or oral representations have been made by, or on behalf of, the Company or any of its subsidiaries to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare benefit plan (as defined in ERISA Section 3(1)) for any period of time beyond the end of the current plan year.

        (g) Except as set forth on Section 3.10 of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not:

           (i) accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under an Employee Benefit Plan) due to any employee, officer, former employee or former officer of Merger Sub; or

           (ii) require the Company to make a larger contribution to, or pay greater benefits or provide owner rights under, any Employee Benefit Plan than it otherwise would.

        (h) No condition exists that would subject Merger Sub, any ERISA Affiliate or the Company to any excise tax, penalty tax or fine related to any Employee Benefit Plan, including, but not limited to a violation of
    Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Code Section 4975(c)(1)).

        (i) Other than routine claims for benefits, there are no actions, suits, claims, audits or investigations pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Benefit Plans or their assets; and all contributions required to be made to the Employee Benefit Plans have been made timely.

        (j) Except as set forth in Section 3.9 of the Disclosure Letter, all employees of the Company and its subsidiaries are terminable at the will of the Company, and neither the Company, nor any present or former director, officer, employee or agent of the Company has made any binding commitments of the Company or any of its subsidiaries, written or verbal, to any present or former, director, officer, employee or agent concerning his term, condition, benefits or employment (other than as expressly required by law or stated in an applicable Employee Benefit Plan).

        (k) All reports, returns or filings required by any government agency have been timely filed in accordance in all material respects with all applicable requirements, except as could not reasonably be expected to have a Company Material Adverse Effect.

        (l) None of the Company or any of its subsidiaries is a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and wages and hours. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries that may materially interfere with respective business activities of the Company or any of its subsidiaries. None of the Company, its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practices in connection with the operation of the respective businesses of the Company and its subsidiaries, and there is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor of Relations Board or any comparable state agency.

        (m) Set forth on Section 3.10(m) of the Disclosure Letter is a complete list of all current employees, temporary employees, contractors and consultants of the Company and its subsidiaries including date of hiring, current title and compensation, and date and amount of last increase in compensation.

    SECTION 3.11  TAXES.

        (a) The Company and its subsidiaries have timely filed all federal income tax returns and reports and other material returns and reports relating to federal, state, local, and foreign taxes required to be filed. Such reports and returns are true, correct and complete, except for such failures to be true, correct and complete as could not reasonably be expected to result in a Company Material Adverse Effect.

        (b) The Company and its subsidiaries have paid or made adequate provision for all taxes owed except taxes that if not so paid or provided for could not reasonably be expected to result in a Company Material Adverse Effect, and, except as disclosed in Section 3.11 of the Disclosure Letter, no unpaid deficiencies in taxes or other governmental charges for any period have been proposed or assessed by any government taxing authority and, to the knowledge of the Company, no government tax authority is threatening to propose or assess against the Company or any of its subsidiaries any such deficiency or charge that could reasonably be expected to result in a Company Material Adverse Effect.

        (c) The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over, or to be so holding for payment as could not reasonably be expected to result in a Company Material Adverse Effect.

        (d) There are no material liens for taxes upon the assets of the Company or its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings diligently prosecuted and listed on Section 3.11 of the Disclosure Letter.

        (e) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

        (f) Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

        (g) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any of its subsidiaries for any taxable period.

        (h) No claim has been made by a taxing authority in a jurisdiction in which the Company does not file tax returns that the Company is required to file tax returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim.

        (i) The Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent.

        (j) The Company has no obligation or liability for the payment of taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise.

        (k) The Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of:

           (i) a change in method of accounting for a taxable period ending prior to the Effective Time;

           (ii) any "closing agreement" as described in Section 7121 of the Code (or corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time;

          (iii) any sale reported on the installment method that occurred prior to the Effective Time; or

           (iv) any prepaid amount received prior to the Effective Time.

        (l) All taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements contained in the Company Reports.

        (m) Except as set forth on Section 3.11 of the Disclosure Letter, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

        (n) The amounts of the Company's net operating loss carryforwards, and the years in which such carryforwards will expire if not used, are as set forth in the financial statements filed with the Company Reports.

    SECTION 3.12 LITIGATION. Except as set forth on Section 3.12 of the Disclosure Letter, there is no suit, claim, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court, regulatory agency, or tribunal. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction, or decree.

    SECTION 3.13  ENVIRONMENTAL MATTERS.

        (a) Except for matters disclosed in Section 3.13 of the Disclosure Letter and except for matters that could not reasonably be expected to result in a Company Material Adverse Effect:

           (i) the properties, operations and activities of the Company and its subsidiaries are and have at all times been in compliance with all applicable Environmental Laws (as defined below);

           (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the

       Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Laws;

          (iii) all notices, permits, licenses, consents, authorizations, approvals, certificates variances, filings or similar authorizations ("Environmental Permits"), if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Laws in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the generation, management, treatment, storage, transportation, Disposal (as defined below) or Release (as defined below) of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such Environmental Permits;

           (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Laws;

           (v) to the Company's knowledge, there are no environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site Remediation (as defined below) obligations imposed on the Company or any of its subsidiaries under any Environmental Laws or that would negatively affect the soil, groundwater or surface water or human health;

           (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and the extent required by such applicable Environmental Laws, all Hazardous Substances (as defined below) generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only to treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes;

          (vii) there has been no exposure of any person or property to Hazardous Substances, nor has there been any Release of Hazardous Substances into the environment by the Company or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and

         (viii) the Company and its subsidiaries have made available to Parent all internal and external environmental audits and studies, consent decrees, injunctions, orders and all correspondence on substantial environmental matters (including any Remediation) in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

        (b) For purposes of this Agreement, the term:

           (i) "Disposal" shall mean discharging, depositing, injecting, dumping, spilling, leaking, or placing any Hazardous Material into, on or under any land or water so that such Hazardous Material or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including groundwater;

           (ii) "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, codes, rules, regulations, licenses, permits, authorizations, decisions, orders, injunctions, or decrees of any governmental body, authority or regulatory agency pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business;

          (iii) "Hazardous Material" shall mean any substance whether solid, liquid or gaseous that: (x) is listed, defined or regulated as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "toxic substance," "sludge," "solid waste," "pollutant," "contaminant," or otherwise classified as a hazardous, or toxic, in or pursuant to any Environmental Law; (y) is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, crude oil or any fraction thereof, or motor fuel or other refined or process petroleum hydrocarbons; or (z) causes or poses a threat to cause a contamination or nuisance to the property or any adjacent property or a hazard to the environment or the health or safety of persons on or about the property or any adjacent property;

           (iv) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment that is not authorized by Permit required by or from any federal, state, or local governmental body pursuant to any Environmental Law;

           (v) "Remediation" shall mean those actions taken in the event of a Release or threatened Release of a Hazardous Material into the environment, to prevent or minimize the Release of a Hazardous Material so that it does not migrate to cause substantial danger to present or future public health or welfare of the environment and includes, but is not limited to storage, confinement, dikes, trenches, ditches, clay cover, neutralization, cleanup, recycling, reuse, diversion, destruction, segregation dredging, excavation, repair, replacement, collection, treatment, incineration, monitoring, storage, transportation, and destruction.

    SECTION 3.14  VOTING REQUIREMENTS.

        (a) The Board of Directors of the Company at a meeting duly called and held:

           (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders;

           (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement;

          (iii) recommended approval of this Agreement and the Merger by the Company's stockholders and directed that the Merger and this Agreement be submitted for consideration by the Company's stockholders; and

           (iv) taken all necessary action to assure that this Agreement, the Merger and all other transactions contemplated by this Agreement are not to be subject to Section203 of the DGCL.

        (b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

    SECTION 3.15 FINDERS AND INVESTMENT BANKERS; TRANSACTION EXPENSES. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Houlihan Lokey Howard & Zukin (the "Advisor"), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to the Advisor (as reflected in the letter agreement dated September 22, 2000 between Advisor and the Company, copies of which the Company has delivered to Parent). The fee payable under such letter agreement upon the consummation of the transactions contemplated by this Agreement, including fees for Advisor's fairness opinion is set forth on Section 3.15 of the Disclosure Letter.

    SECTION 3.16 INSURANCE. The Company and each of its subsidiaries is currently insured, and during each of the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured. Section 3.16 of the Disclosure Letter contains a complete listing of all insurance (and all self-insurance arrangements) maintained by the Company as of the date hereof that provides coverage for any current or contingent claim, indicating the form of coverage, name of carrier and broker, coverage limits and premium, expiration dates, deductibles, and all endorsements.

    SECTION 3.17  TITLE TO PROPERTIES; ENTIRE BUSINESS.

        (a) The Company and its subsidiaries have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their respective businesses, in each case, free and clear of any liens, claims or encumbrances other than Permitted Liens (as defined below). The Company and its subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted.

        (b) As used in this Agreement, a "Permitted Lien" means:

           (i) a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other statutory lien arising in the ordinary course of business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business;

           (ii) a lien for taxes not yet due or being diligently contested in good faith in appropriate proceedings and that will not result in a Company Material Adverse Effect;

          (iii) with respect to the right of the Company or its subsidiaries to use any property leased to the Company or its subsidiaries, a lien that arises by the terms of the applicable lease;

           (iv) a purchase money security interest arising in the ordinary course of business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business; or

           (v) any other lien that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

    SECTION 3.18  INTELLECTUAL PROPERTY RIGHTS.

        (a) Except as set forth on Section 3.18 of the Disclosure Letter, there are no registered patents, trademarks, service marks, trade names or copyrights (the "Registered Intellectual Property"), or applications for or licenses (to or from the Company or any of its subsidiaries) with respect to any Registered Intellectual Property that are material to the Company and its subsidiaries taken as a whole, that:

           (i) are owned by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has any rights; or

           (ii) are used, whether directly or indirectly, by the Company or any of its subsidiaries.

        (b) The Company has good title to its DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- products, including, without limitation, DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- C/S products, and all source code, algorithms, specifications, documentation and user and training materials relating to the same (collectively, the "DIAMOND Products"), free and clear of any liens, claims or encumbrances other than Permitted Liens. The DIAMOND Products are listed on
    Section 3.18(b) of the Disclosure Letter. The Company owns no other software products, and has no software products in development. The Company and its subsidiaries own all rights to market, sell, license, install, maintain and otherwise use the DIAMOND Products without infringing on or otherwise acting adversely to the rights or claimed rights of any person. To the knowledge of the Company, none of the Company's existing or contemplated development efforts with respect to the DIAMOND Products or future products of the Company infringe on or will infringe on or otherwise adversely affect the rights or claimed rights of any person.

        (c) Except as set forth on Section 3.18 of the Disclosure Letter (and excluding the DIAMOND Products), the Company and its subsidiaries have the right to use the Registered Intellectual Property set forth on Section 3.18 of the Disclosure Letter, and any other computer software and software licenses, intellectual property, proprietary information, trade secrets, trademarks, trade names, copyrights, material and manufacturing specifications, drawings and designs used by the Company or any of its subsidiaries (collectively, "Intellectual Property"), without infringing on or otherwise acting adversely to the rights or claimed rights of any person, except to the extent such infringement or actions adverse to another's rights or claimed rights could not reasonably be expected to have a Company Material Adverse Effect.

        (d) The Company and its subsidiaries have taken all commercially reasonable actions to protect, and to prevent the unauthorized disclosure of, each item of Intellectual Property (including, without limitation, the DIAMOND Products), owned by them, including, without limitation, through the use of written nondisclosure agreements. Except as disclosed in
    Section 3.20(a) of the Disclosure Letter, the Company has not disclosed the source code for any of the DIAMOND Products.

        (e) Except as set forth on such Section 3.18 of the Disclosure Letter, neither the Company nor any of its subsidiaries is obligated to pay any royalty or other consideration material to the Company and its subsidiaries taken as a whole to any person in connection with the Company's use or ownership of any Intellectual Property (including the DIAMOND Products).

        (f) Except as set forth on such Section 3.18 of the Disclosure Letter and as could not reasonably be expected to have a Company Material Adverse Effect, to the Company's knowledge, no other person is infringing on the rights of the Company and its subsidiaries in any of their Intellectual Property (including the DIAMOND Products).

    SECTION 3.19  MAJOR CUSTOMERS.

        (a) Section 3.19 of the Disclosure Letter contains a list of: (i) all customers for which the Company provides maintenance services with respect to its DIAMOND Products; (ii) the Company's ten largest
    DIAMOND-Registered Trademark- 725 C/S active customers (in terms of revenues for the nine-month period ended June 30, 2000); (iii) the Company's ten largest DIAMOND-Registered Trademark- 950 C/S active customers (in terms of revenues for the nine-month period ended June 30, 2000); (iv) all customers that generated in excess of $25,000 in revenue for the Company and its subsidiaries during the nine-month period ended June 30, 2000 (all of such customers described in the preceding clauses (i) through (iv) collectively, the "Major Customers"); (v) the amount of revenues attributable to each Major Customer in the fiscal year ended September 30, 1999; (vi) the amount of revenues attributable to each Major Customer during the nine-month period ended June 30, 2000; (vii) the scheduled expiration date of the respective contracts between the Company and its subsidiaries and the Major Customers (the "Customer Contracts"), as applicable; and (viii) the provisions of each Customer Contract relating to a change of control of the Company or its subsidiaries, as applicable.

        (b) Except as set forth in Section 3.19(b) of the Disclosure Letter or except as could not reasonably be expected to have a Company Material Adverse Effect, since September 30, 1999:

    (i) none of the Major Customers has terminated or altered its relationship with the Company other than in the ordinary course of business, or, to the Company's knowledge, threatened to do so or otherwise notified the Company of its intention to do so; and (ii) there has been no dispute with any of the Major Customers.

        (c) Without limiting the foregoing SECTION 3.19(b), it is acknowledged and agreed that (i) any termination or material alteration (other than in the ordinary course of business) of the Company's relationship with,
    (ii) any notification of any material threat or intention to so terminate or materially alter the Company's relationship with, and (iii) any notification of any material dispute with, any of the customers designated by the Parent and listed on Section 3.19(c) of the Disclosure Letter since September 30, 1999 will constitute a "Company Material Adverse Effect" for purposes of this Agreement.

    SECTION 3.20  CONTRACTS.

        (a) Set forth on Section 3.20(a) of the Disclosure Letter is a list of all contracts or agreements (i) granting any party any access or rights, contingent or otherwise, to the DIAMOND Products; (ii) granting any party the right, contingent or otherwise, (A) to sublicense the DIAMOND Products to any other party or (B) to provide third parties any services using, or access to, the DIAMOND Products, including, without limitation, the right to act as a service bureau or provide the software on a time share basis;
    (iii) granting any license to the source code for the DIAMOND Products; and
    (iv) obligating the Company to provide, or pursuant to which the Company provides, products or services without compensation or below the cost to the Company to provide such products or services.

        (b) Set forth on Section 3.20(b) of the Disclosure Letter is a list of each contract or agreement to which the Company or any of its subsidiaries is a party or to which the Company, any of its subsidiaries or any of their respective assets is in any way bound or obligated, pursuant to which the Company or any of its subsidiaries could be required to make or entitled to receive aggregate payments or other value in excess of $25,000 or that is otherwise material to the Company and its subsidiaries. Each contract disclosed on Section 3.20(a) of the Disclosure Letter or Section 3.20(b) of the Disclosure Letter is, to the extent it purports to be, a valid and legally binding obligation of the Company or of its subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, and is in full force and effect. Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have a Company Material Adverse Effect.

    SECTION 3.21  INSIDER INTERESTS.

        (a) Except as set forth on Section 3.21 of the Disclosure Letter, no stockholder beneficially owning in excess of 5% of the Company Common Stock, officer, director, employee (or any member of the immediate family of any of the foregoing) or agent of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act):

           (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company);

           (ii) has any direct or indirect interest of any nature whatsoever in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise), or is involved in any way with, the Company or any subsidiary of the Company; or

          (iii) is indebted or otherwise obligated to the Company (other than expense advances in the ordinary course of business).

        (b) The Company is not indebted or otherwise obligated to any such person described in SECTION 3.21(A), except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

        (c) As of the date of this Agreement, except for claims and proceedings listed on Section 3.21 of the Disclosure Letter, to the knowledge of the Company, there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee (or any member of the immediate family of any of the foregoing) of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

    SECTION 3.22 NONCOMPETITION; RESTRICTIONS ON BUSINESS. Except as described in Section 3.22 of the Disclosure Letter, the Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any noncompetition, limitation on its ability to provide services or products to any customer or potential customer, or similar restriction on their respective businesses.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub represent and warrant to the Company as follows:

    SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and any necessary governmental authority to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so duly qualified or licensed and in good standing as could not reasonably be expected to result in a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" or "Parent Material Adverse Change" means in each case any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, prospects, results of operations, or legal or regulatory environment of Parent and its subsidiaries, taken as a whole, or to adversely affect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

    SECTION 4.2  CORPORATE AUTHORIZATION.

        (a) Each of Parent and Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

        (b) The execution, delivery, and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and of the other transactions contemplated by this Agreement have been duly and validly authorized by Parent as sole stockholder of Merger Sub and by the Board of Directors of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

        (c) This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

    SECTION 4.3  APPROVALS; NO VIOLATIONS.

        (a) No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except:

           (i) the filing of a premerger notification and report form under the HSR Act;

           (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and

          (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

        (b) Except as set forth on Section 4.3(b) of the Disclosure Letter, the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the compliance by them with any of the provisions of this Agreement will not:

           (i) conflict with or result in any breach of any provision of the organizational documents or bylaws of Parent or Merger Sub;

           (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) or require any authorization, consent or approval under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound; or

          (iii) violate or require any authorization, consent or approval under any order, writ, injunction, decree, statute, rule, or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except such violations, conflicts, breaches, defaults, terminations, or accelerations referred to in this SECTION 4.3 as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1  CONDUCT OF BUSINESS OF THE COMPANY.

        (a) Except as expressly contemplated by this Agreement during the period from the date of this Agreement to the Effective Time:

           (i) the Company and each of its subsidiaries will conduct its business solely in the ordinary course consistent with past practices;

           (ii) neither the Company nor any of its subsidiaries will intentionally take or willfully omit to take any action that results in or could reasonably be expected to result in, a Company Material Adverse Effect; and

          (iii) the Company will use its commercially reasonable efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and consultants, and to maintain satisfactory relationships with customers, agents, reinsurers, suppliers, and other persons having business relationships with the Company or its subsidiaries.

        (b) Without limiting the provisions of SECTION 5.1(a), except as otherwise expressly provided in this Agreement, neither the Company nor any of its subsidiaries will:

           (i) issue, sell, or dispose of additional shares of capital stock of any class (including shares of Company Common Stock) of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than shares of Company Common Stock issued upon exercise of the options disclosed in
       Section 3.3 of the Disclosure Letter, in each case in accordance with the terms of such options or as disclosed on Section 3.3 of the Disclosure Letter;

           (ii) redeem, purchase, or otherwise acquire, or propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or any of its subsidiaries;

          (iii) split, combine, subdivide, or reclassify any of its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the Company and its subsidiaries from their respective subsidiaries;

           (iv) sell, pledge, dispose of, or encumber any of its assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices or between the Company and its subsidiaries;

           (v) incur or modify any indebtedness or issue or sell any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances;

           (vi) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, or other arrangements for the benefit or welfare of any director, officer, or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits); increase in any manner the compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds, or other such arrangements or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing; or make or agree to make any payments to any directors, officers, agents, contractors, or employees relating to a change or potential change in control of the Company; notwithstanding the foregoing, the Company may, upon, reasonable prior notice to Parent, make amendments to Company Benefit Plans that are required by applicable law;

          (vii) acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other person;

         (viii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

           (ix) take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

           (x) change any method of accounting or accounting practice used by the Company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles;

           (xi) revalue in any respect any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

          (xii) authorize any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

         (xiii) make any tax election, settle or compromise any federal, state, or local tax liability or consent to the extension of time for the assessment or collection of any federal, state, or local tax;

          (xiv) settle or compromise any pending or threatened suit, action, or claim material to the Company and its subsidiaries taken as a whole or relevant to the transactions contemplated by this Agreement;

          (xv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

          (xvi) enter into any collective bargaining agreement;

         (xvii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates (or any member of their respective families) other than pursuant to such agreements existing on the date of this Agreement and disclosed on the Disclosure Letter or, between the Company and any of its wholly-owned subsidiaries; or

         (xviii) voluntarily take any action or willfully omit to take any action that could make any representation or warranty in ARTICLE III untrue or incorrect in any material respect at any time, including as of the date of this Agreement and as of the Effective Time, as if made as of such time.

    SECTION 5.2  PROXY STATEMENT.

        (a) Promptly after the execution of this Agreement, the Company and Parent will cooperate with each other and use all commercially reasonable efforts to prepare, and the Company will file with the SEC, as soon as is reasonably practicable, a proxy statement, together with a form of proxy, with respect to the Special Meeting (as defined in SECTION 5.3). For the purposes of this Agreement, the term "Proxy Statement" means such proxy or information statement filed in final form with the SEC at the time it initially is mailed to the stockholders of the Company and all amendments or supplements thereto, if any, similarly filed and mailed.

        (b) The parties will use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, the Company will mail the Proxy Statement to the Company's stockholders as of the record date for the Special Meeting.

        (c) The Company represents that none of the information contained in the Proxy Statement, and Parent and Merger Sub represent that none of the written information provided or to be provided by them expressly for use in the Proxy Statement, will, on the date the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Special Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and Parent, the Company, and Merger Sub each agrees to correct any information provided by it for use in the Proxy Statement that has become false or misleading in any material respect and the Company will file such amendments and supplements as are necessary.

        (d) Provided that Parent and Merger Sub provide all necessary information they are required to provide for inclusion therein, and provided further that Parent and Merger Sub have complied with their obligations under Section 5.2(c), the Company agrees that the Proxy Statement will comply as to form in all material respects with all applicable requirements of federal securities laws and applicable state laws.

    SECTION 5.3  ACTION OF STOCKHOLDERS OF THE COMPANY; VOTING.

        (a) The Company will take all action necessary in accordance with the DGCL and the certificate of incorporation and bylaws of the Company, to call, as soon as is practicable, a meeting of its stockholders (the "Special Meeting") at which the stockholders of the Company will consider and vote upon the Merger and this Agreement. Unless the Board of Directors determines in its good faith judgment, after consultation with outside legal counsel, that its fiduciary duties require otherwise, the Proxy Statement will contain the recommendation of the Board of Directors of the Company that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The Company will, at the request of Parent, use all commercially reasonable efforts to obtain from its stockholders proxies in favor of such adoption and approval and to take all other action necessary or helpful to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

        (b) At the Special Meeting, Parent, Merger Sub, and their subsidiaries will vote, or cause to be voted, all of the shares of Company Common Stock then owned by any of them in favor of the Merger and the Agreement.

    SECTION 5.4  ADDITIONAL AGREEMENTS.

        (a) Subject to the terms and conditions of this Agreement and to the fiduciary obligations of the Board of Directors of the Company under applicable law, each of the parties agrees to use their respective commercially reasonable efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger) and to cooperate with each other in connection with the foregoing, including, without limitation, using their respective commercially reasonable efforts:

           (i) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, and other contracts;

           (ii) to obtain all necessary consents, approvals, and authorizations as are required to be obtained under any federal, state, or foreign law or regulations;

          (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement;

           (iv) to prepare and effect all necessary registrations and filings;
       and

           (v) to fulfill all conditions to and covenants contained in this Agreement.

        (b) If, after the Effective Time, any action is necessary to effect the purposes of this Agreement, the proper officers and directors of each party will take all such necessary action.

    SECTION 5.5  NOTIFICATION OF CERTAIN MATTERS.

        (a) The Company will give prompt notice to Parent and Merger Sub, and Parent and Merger Sub will give prompt notice to the Company, of:

           (i) the occurrence, or failure to occur, of any event, which occurrence or failure could cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time;

           (ii) any material failure of the Company, Parent, or Merger Sub, as the case may be, or of any officer, director, employee, or agent of the Company, Parent, or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement;

          (iii) any act, omission to act, event, or occurrence that, with notice, the passage of time, or otherwise, could result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be; and

           (iv) any contingent liability of the Company for which it reasonably believes it will, with the passage of time or otherwise, become liable.

        (b) The notification described in SECTION 5.5(a) will not affect the representations or warranties of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.6  ACCESS TO INFORMATION.

        (a) From the date of this Agreement to the Effective Time, the Company will, and will cause its subsidiaries, officers, directors, employees, and agents upon reasonable notice to, afford to officers, employees, and agents of Parent, Merger Sub and their affiliates and the banks, other financial institutions, and investment bankers working with Parent or Merger Sub, and their respective officers, employees, and agents, complete access at all reasonable times to its officers, employees, agents, properties, books, records, and contracts, and will furnish Parent, Merger Sub and their affiliates and the banks, other financial institutions, and investment bankers working with Parent or Merger Sub, all financial, operating, and other data and information as they reasonably request. Without limiting the foregoing, the Company has delivered to Parent the financial statements and operating results of the Company and its subsidiaries for the months ended July 31 and August 31, 2000 and the Company will promptly deliver to Parent the financial statements and operating results of the Company and its subsidiaries for each month prior to the Closing Date, as they come available.

        (b) Each of Parent and Merger Sub will hold and will cause its directors, officers, agents, employees, consultants, and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to such persons in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by such persons from sources other than the Company, or its directors, officers, representatives, or affiliates, (ii) in the public domain through no fault of such persons, or (iii) later lawfully acquired by such persons on a non-confidential basis from other sources who are not known by Parent or Merger Sub to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Parent or Merger Sub by a contractual, legal, or fiduciary obligation) and will not release or disclose such information to any other person, except its directors, officers, agents, employees, consultants, and advisors, in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, Parent and Merger Sub will, and will use all commercially reasonable efforts to cause their auditors, attorneys, advisors, and other consultants, agents, and representatives to, return to the Company or destroy all copies of written information furnished by the Company to Parent and Merger Sub or their agents, representatives, or advisors. It is understood that Parent and Merger Sub will be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

        (c) No investigation pursuant to this SECTION 5.6 will affect any representations or warranties of the parties in this Agreement or the conditions to the obligations of the parties to this Agreement.

    SECTION 5.7 PUBLIC ANNOUNCEMENTS. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the other transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the listing requirements of any securities exchange.

    SECTION 5.8  OFFICERS' AND DIRECTORS' INDEMNIFICATION.

        (a) Parent and Merger Sub agree that all rights to indemnification now existing in favor of the directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws and pursuant to the contracts listed on SCHEDULE 5.8 will, to the extent such rights are in accordance with applicable law, survive the Merger and stay in effect in accordance with their respective terms.

        (b) In the event any action, suit, proceeding, or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Effective Time, the parties to this Agreement agree, subject to the fiduciary duties of the respective directors of the Company and Parent, to cooperate and use all commercially reasonable efforts to defend against and respond to such action, suit, proceeding, or investigation.

        (c) Parent will extend the term of the Company's existing directors and officers liability insurance policies for three years and will purchase a six-year tail to be effective for the six-year period commencing on March 4, 2001 for the Company's director's and officer's liability insurance policies in effect as of the date hereof.

        (d) The covenants contained in this SECTION 5.8 will survive the Merger and will continue without time limit.

    SECTION 5.9 EMPLOYEE OPTIONS. As soon as practicable following the date of this Agreement, the Company will take such actions as are required to provide that each of the Employee Options outstanding immediately prior to the consummation of the Merger, whether or not then exercisable, will be canceled, if not exercised by the holder thereof immediately prior to the consummation of the Merger without the incurrence of any liability or obligation on the part of the Company.

    SECTION 5.10 OTHER ACTIONS BY THE COMPANY. If any "fair price," "moratorium," "control share acquisition," or other form of antitakeover statute, regulation, charter provision, or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company and the members of the Board of Directors of the Company will use their commercially reasonable efforts to grant such approvals and take such actions as are necessary under such laws, provisions, or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

    SECTION 5.11 LETTERS OF ACCOUNTANTS. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Anderson LLP, the Company's independent public accountants, dated and delivered on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 6.1 MUTUAL CONDITIONS. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the following conditions:

        (a) This Agreement will have been adopted and approved by the affirmative vote of the stockholders of the Company in accordance with the certificate of incorporation and bylaws of the Company, and with applicable law.

        (b) No federal or state statute, rule, regulation, injunction, decree, or order will be enacted, promulgated, entered, or enforced that would prohibit consummation of the Merger or of the other transactions contemplated by this Agreement; provided that the parties to this Agreement agree to use their respective commercially reasonable efforts to have any such injunction, decree, or order lifted.

        (c) The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

    SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

        (a) Each of the representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties that address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

        (b) The Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

        (c) The Company will have delivered, or caused to be delivered, to
    Parent:

           (i) a certificate of good standing from the Delaware Secretary of State and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing;

           (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and

          (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

        (d) Parent will have received "comfort letters" from Arthur Anderson LLP on the date the Proxy Statement is mailed to the Company's stockholders and on the Closing Date.

        (e) From and including the date of this Agreement, there will not have occurred a Company Material Adverse Change.

        (f) Parent will have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings required under the terms, conditions or provisions of any item or matter referenced in SECTION 3.5(b) and SECTION 4.3(b) and required to be listed on Section 3.5(b) and
    Section 4.3(b) of the Disclosure Letter (collectively, "Consents and Filings") have been obtained or made, as applicable, by the Company, Merger Sub or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements, and are in full force and effect.

        (g) Parent shall have received an opinion of counsel to the Company, Gibson, Dunn & Crutcher LLP, in the form of EXHIBIT B. In rendering such opinion, such counsel may rely on opinions of local counsel to the extent such counsel deems it reasonable to do so. Such counsel will also state that the Proxy Statement complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder. In addition, such counsel will state that it has participated in the preparation of the Proxy Statement and has read the documents incorporated by reference therein, and that, although such counsel is not assuming responsibility for the matters stated in the Proxy Statement, such counsel has no reason to believe that the Proxy Statement on the date the Proxy Statement was first mailed to the stockholders of the Company and on the date of the Special Meeting or the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        (h) Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all options to purchase shares of Company Common Stock have been canceled or exercised.

        (i) On the Closing Date, Dissenting Shares shall aggregate no more than 5% of the then outstanding shares of Company Common Stock.

        (j) The Company shall have used commercially reasonable efforts to cause at least 90% of the employees of the Company as of the date hereof (other than the Designated Employees) to have executed and delivered to Parent an Associate's Agreement in the form attached hereto as EXHIBIT C.

        (k) Without limiting the provisions of SECTION 6.2(j), the Company shall have used commercially reasonable efforts to cause all of the employees of the Company specifically designated by Parent to have agreed to remain employed by the Surviving Corporation after the Closing, including by having executed an Associate's Agreement, in the capacities designated by Parent.

        (l) Parent shall have received an executed Non-Competition Agreement from Richard C. Auger in the form attached hereto as EXHIBIT D.

    SECTION 6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the following conditions:

        (a) Each of the representations of Parent and Merger Sub contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. The Company will have received a certificate of a Vice President and the Chief Financial Officer of Parent to such effect.

        (b) Parent will have, and will cause Merger Sub to have, performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company will have received a certificate of a Vice President and the Chief Financial Officer of Parent to such effect.

        (c) Parent will have delivered to the Company:

           (i) certificates of good standing from the Delaware Secretary of State stating that each of Parent and Merger Sub is a validly existing corporation in good standing;

           (ii) duly adopted resolutions of the Board of Directors of each of Parent and Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by the Secretary or the Assistant Secretary of the Company; and

          (iii) a true and complete copy of the certificates of incorporation, as amended, of Parent and Merger Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the bylaws, as amended, of Parent and Merger Sub certified by the Secretary or Assistant Secretary of Parent and Merger Sub, as applicable.

        (d) The Company shall have received an opinion of counsel to Parent and Merger Sub, Hughes & Luce, L.L.P., in the form of EXHIBIT E. In rendering such opinion, such counsel may rely on opinions of local counsel to the extent such counsel deems it reasonable to do so.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

    SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding approval of this Agreement and the Merger by the Company's stockholders):

        (a) by mutual written consent of Parent, Merger Sub, and the Company;

        (b) by Parent and Merger Sub, on the one hand, or the Company, on the other hand, if any court of competent jurisdiction or other governmental body has issued a final order, decree, or ruling or taken any other final action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action is or has become nonappealable;

        (c) by the Company if a person or group has made a bona fide proposal concerning a Third Party Acquisition (as defined in SECTION 7.3(c)):

           (i) that the Board of Directors of the Company determines in its good faith judgment and in the exercise of its fiduciary duties, after consultation with its financial advisors, is a Superior Proposal; and

           (ii) as a result of which the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel, that it is obligated by its fiduciary duties to terminate this Agreement, provided:

               (A) that the Company may not terminate this Agreement pursuant to this SECTION 7.1(c) unless and until:

                   (1) three business days have elapsed following delivery to
               Parent of a written notice of such determination by the Board of Directors of the Company:

                       (I) which notice informs Parent of the terms and
                   conditions of the proposed Third Party Acquisition; and

                      (II) during such three business day period the Company
                   otherwise reasonably cooperates with Parent with respect thereto (subject, in the case of this SECTION 7.1(c)(ii)(A)(1)(II), to the condition that the Board of Directors of the Company shall not be required to take any action that it determines in its good faith judgment, after consultation with outside legal counsel, would result in a violation of its fiduciary duties to the stockholders under applicable law) with the intent of providing Parent with the opportunity to offer to modify the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; and

                   (2) at the end of such three business day period the
               determination of the Board of Directors of the Company described in SECTION 7.1(c)(i) continues (after consultation with its financial advisors) to be the good faith judgment of the Board of Directors of the Company, and the provisions of
               SECTION 7.1(c)(ii) continue to be true; and

               (B) that such termination under this SECTION 7.1(c) will not be effective until payment of the fee required by SECTION 7.3(b);

        (d) by Parent and Merger Sub, if:

           (i) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any representation or warranty on the part of the Company having a Company Material Adverse

       Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger;

           (ii) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any covenant or agreement on the part of the Company having a Company Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger;

          (iii) the Company, directly or indirectly, solicits, facilitates, or encourages the initiation of any inquiries or proposals regarding a Third Party Acquisition in violation of the first sentence of SECTION 8.7(a), which violation is not cured prior to 5 days following notice to the Company by Parent of such violation. The parties hereto understood and agree that any such violation that results in or leads to, at any time (before or after such five-day period), a Superior Proposal or that otherwise materially adversely affects the ability of the Company to perform its obligations under this Agreement and consummate the Merger without significant delay (it being understood and agreed that any delay beyond February 15, 2001 will be deemed a significant delay) (collectively, an "Adverse Result"), will constitute a violation that was not cured within such 5 day period; provided however, that the parties hereto further understand and agree that if the Company communicates to the party acting as a result of such violation that the Company is bound by the provisions of SECTION 8.7(a), and such violation does not result in an Adverse Result, such violation will be deemed to have been cured by the Company; provided further, however, that the opportunity of the Company to so cure any such violation is expressly conditioned on the Company having diligently taken, at all times during the term of this Agreement, all reasonable measures to prevent such violation, including, without limitation, informing its officers, directors and representatives of the prohibition contained in the first sentence of SECTION 8.7(a);

           (iv) the Company engages in negotiations with any person or group (other than Parent or Merger Sub) that has proposed a Third Party Acquisition except to the extent permitted by SECTION 8.7;

           (v) the Company enters into an agreement, letter of intent, or arrangement with respect to a Third Party Acquisition; or

           (vi) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement, or the Merger or has recommended another transaction, or has adopted any resolution to effect any of the foregoing;

        (e) by the Company if:

           (i) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any representation or warranty on the part of Parent or Merger Sub having a Parent Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger; or

           (ii) there has been a material breach (which breach is not cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any covenant or agreement on the part of Parent or Merger Sub having a Parent Material Adverse Effect or materially adversely affecting or delaying the ability of the Company to consummate the Merger;

        (f) by either Parent or the Company, if the Merger has not occurred by February 15, 2001, unless the failure to consummate the Merger is the result of a breach of any covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement pursuant to this provision; or

        (g) by either Parent or the Company (provided that the terminating party is not in material breach of any of its representations, warranties, or obligations under this Agreement), if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof.

    SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION 7.1, this Agreement will become void and have no effect, without any liability on the part of any party to this Agreement or its affiliates, directors, officers, or stockholders, other than as provided by this SECTION 7.2 and SECTIONS 5.6(b), 5.7, and 7.3. Nothing contained in this SECTION 7.2 will relieve any party from liability for any willful breach of this Agreement.

    SECTION 7.3  FEES AND EXPENSES.

        (a) In the event Parent and Merger Sub terminate this Agreement pursuant to SECTION 7.1(d) or the Company terminates this Agreement pursuant to
    SECTION 7.1(c), the Company will reimburse Parent, Merger Sub, and their affiliates and in the event the Company terminates this Agreement pursuant to Section 7.1(e) Parent will reimburse the Company and its affiliates (not later than one business day after submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Merger, and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, financing sources, investment bankers, counsel to any of the foregoing, and accountants).

        (b) If:

           (i) (A) Parent and Merger Sub terminate this Agreement pursuant to SECTIONS 7.1(d)(iv), (v) OR (vi) or in circumstances that would permit Parent and Merger Sub to terminate this Agreement pursuant to SECTIONS 7.1(d) (iv), (v) OR (vi) had a notice of termination specified such SECTION 7.1(d) (iv), (iv) OR (iv) or (B) if the Company terminates this Agreement pursuant to SECTION 7.1(c) or the Parent or the Company terminate this Agreement pursuant to SECTION 7.1(g), and in the case of either clause (i)(A) or (i)(B), the Company has, or within 365 days after a termination pursuant to clause (i)(A) or (i)(B), the Company enters into, an agreement, letter of intent, or arrangement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then in either case the Company will pay to Parent, within one business day following the execution and delivery of such agreement or letter of intent or the entering into of such an arrangement or the occurrence of such Third Party Acquisition, as the case may be, or simultaneously with such termination, a fee, in cash, of $850,000 and reimburse Parent for all out-of-pocket fees and expenses actually incurred by or on behalf of Parent or Merger Sub in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing, and accountants); or

           (ii) Parent and Merger Sub terminate this Agreement pursuant to
       SECTION 7.1(d)(iii), or in circumstances that would permit Parent and Merger Sub to terminate this Agreement pursuant to SECTION 7.1(d)(iii) had a notice of termination specified such SECTION 7.1(d)(iii), then the Company will pay to Parent, within one business day following the occurrence of any event specified in SECTION 7.1(d)(iii) or simultaneously with such termination, a fee, in cash, of

       $850,000 and reimburse Parent for all out-of-pocket fees and expenses actually incurred by or on behalf of Parent or Merger Sub in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing, and accountants).

        (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events:

           (i) the acquisition of the Company by merger or otherwise by any person or group other than Parent, Merger Sub, or any affiliate of Parent or Merger Sub (a "Third Party");

           (ii) the acquisition by a Third Party of more than 19.9% of the total assets of the Company and its subsidiaries, taken as a whole;

          (iii) the acquisition by a Third Party of 19.9% or more of the outstanding shares of Company Common Stock from the Company or any of its affiliates or in a transaction or series of related transactions that results in a change of control of the Company;

           (iv) the adoption by the Company of a plan of liquidation of the Company or the declaration or payment of an extraordinary dividend;

           (v) the acquisition by the Company or any of its subsidiaries of more than 19.9% of the outstanding shares of Company Common Stock; or

           (vi) or any agreement or understanding to do or that would result in any of the foregoing.

        (d) Except as specifically provided in this SECTION 7.3 each party will bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

    SECTION 7.4 AMENDMENT. This Agreement may not be amended except in an instrument in writing signed on behalf of all of the parties to this Agreement; PROVIDED, HOWEVER, that after approval of the Merger and this Agreement by the stockholders of the Company, no amendment that under applicable law requires further approval of such stockholders may be made without the further approval of such stockholders of the Company.

    SECTION 7.5  WAIVER.

        (a) At any time prior to the Effective Time, whether before or after the Special Meeting, any party to this Agreement may:

           (i) extend the time for the performance of any of the obligations or other acts of any other party or parties to this Agreement;

           (ii) waive any inaccuracies in the representations and warranties contained in this Agreement by any other applicable party or in any documents, certificate, or writing delivered pursuant to this Agreement by any other applicable party; or

          (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.

        (b) Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. The representations and warranties made in this Agreement will not survive beyond the Effective Time or the termination of this Agreement, as the case may be. No investigation made, or information received by, any party to this Agreement will affect any representation or warranty made by any other party to this Agreement. The covenants and agreements of the parties to this Agreement will survive in accordance with their terms.

    SECTION 8.2  ENTIRE AGREEMENT; ASSIGNMENT.

        (a) This Agreement, together with the Disclosure Letter, Exhibits and
    Annexes:

           (i) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior written agreements and understandings and all prior and contemporaneous oral agreements and understandings between the parties to this Agreement or any of them with respect to the subject matter of this Agreement; and

           (ii) will not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations under this Agreement, or those of Merger Sub, including, without limitation, the right to substitute in place of Merger Sub a subsidiary as one of the constituent entities to the Merger as provided in SECTION 1.1 to any direct or indirect subsidiary of Parent, but no such assignment will relieve the assigning party of its obligations under this Agreement.

        (b) Any purported assignment of this Agreement not made in accordance with this Section 8.2 will be null, void, and of no effect.

    SECTION 8.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any final judicial determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated to the extent possible.

    SECTION 8.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given when delivered in person, by cable, telegram or telex, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

    (a) if to Parent or Merger Sub, to:

       Perot Systems Corporation
       12404 Park Central Drive
       Dallas, Texas 75251
       Attention: Peter A. Altabef
       Fax: (972) 340-6085

       and

       PSC Health Care, Inc.
       12404 Park Central Drive
       Dallas, Texas 75251
       Attention: Peter A. Altabef
       Fax: (972) 340-6085
       with a copy to:

       Hughes & Luce, L.L.P.
       1717 Main Street, Suite 2800
       Dallas, Texas 75201
       Attention: Glen J. Hettinger
       Fax: (214) 939-5849

    (b) if to the Company, to:

       Health Systems Design Corporation
       1111 Broadway Suite 1800
       Oakland, California 94607
       Attention: Christopher Ohman
       Fax: (510) 251-1326

       with a copy to:

       Gibson, Dunn & Crutcher, LLP
       One Montgomery Street
       San Francisco, California 94104
       Attention: Douglas D. Smith
       Fax: (415) 374-8411

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address will be effective only upon receipt).

    SECTION 8.5 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

    SECTION 8.6 SPECIFIC PERFORMANCE. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties to this Agreement agrees that each of them will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

    SECTION 8.7  OTHER POTENTIAL BIDDERS.

           (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit, facilitate, or encourage (including by way of furnishing information) the initiation of any inquires or proposals regarding a Third Party Acquisition (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"). Nothing contained in this SECTION 8.7(a) or any other provision of this Agreement shall prevent the Board if it determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisors) would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any Acquisition Proposal meeting such criterion being referred to in this Agreement as a "Superior Proposal"). Nothing in this Agreement shall prohibit the Company from complying with Item 1012 of Regulation M-A under the Exchange Act with respect to any tender offer.

           (b) The Company shall promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

           (c) If the Board receives a request for nonpublic information by a person that makes an unsolicited bona fide Acquisition Proposal and the Board determines that such Acquisition Proposal is a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially the same as that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

           (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

           (e) The Company shall ensure that the officers and directors and each employee that is aware of this Agreement of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this
       SECTION 8.7; and shall be responsible for any breach of this SECTION 8.7 by such bankers, advisors and representatives.

    SECTION 8.8 DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to Sections, Annexes, and the Disclosure Letter are references to the Sections, Annexes, and the Disclosure Letter of this Agreement unless the context indicates otherwise.

    SECTION 8.9 PARTIES IN INTEREST. This Agreement will be binding upon and inure solely to the benefit of each party to this Agreement, and, except as provided in SECTIONS 5.8 and 8.10, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.10 BENEFICIARIES. Parent hereby acknowledges that SECTION 5.8 is intended to benefit the indemnified parties referred to in SECTION 5.8, any of whom will be entitled to enforce SECTION 5.8 against the Surviving Corporation or the Company, as the case may be.

    SECTION 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

    SECTION 8.12 OBLIGATIONS. Parent will perform or cause Merger Sub to perform all of the obligations of Merger Sub under this Agreement, including consummation of the Merger, in accordance with the terms of this Agreement.

    SECTION 8.13  CERTAIN DEFINITIONS. For the purposes of this Agreement:

           (a) the term "subsidiary" means each person in which a person owns or controls, directly or through one or more subsidiaries, 50 percent or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions or 50 percent or more of the equity interests;

           (b) the term "person" will be broadly construed to include any individual, corporation, company, partnership, trust, joint stock company, association, or other private or governmental entity;

           (c) the term "group" has the meaning given in Section 13(d)(3) of the Exchange Act;

           (d) the term "affiliate" has the meaning given in Rule 144(a)(1) under the Securities Act;

           (e) the term "business day" has the meaning given in Rule 14d-1(c)(6) under the Exchange Act; and

           (f) the term "Disclosure Letter" means the disclosure letter executed by the Company and Parent, as applicable, concurrently with the execution and delivery of this Agreement.

                 [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          PARENT:

                                          PEROT SYSTEMS CORPORATION, a Delaware
                                          corporation

                                          By:  /s/ RANDALL BOOTH
   -----------------------------------------------------------------------------
                                          Name:  Randall Booth
      --------------------------------------------------------------------------
                                          Title:  Vice President
     ---------------------------------------------------------------------------

                                          MERGER SUB:

                                          PSC HEALTH CARE, INC., a Delaware
                                          corporation

                                          By:  /s/ JOHN HARPER
   -----------------------------------------------------------------------------
                                          Name:  John Harper
      --------------------------------------------------------------------------
                                          Title:  Treasurer
     ---------------------------------------------------------------------------

                                          COMPANY:

                                          HEALTH SYSTEMS DESIGN CORPORATION, a
                                          Delaware corporation

                                          By:  /s/ ARTHUR M. SOUTHAM, M.D.
   -----------------------------------------------------------------------------
                                          Name:  Arthur M. Southam, M.D.
      --------------------------------------------------------------------------
                                          Title:  President & Chief Executive
                                          Officer
     ---------------------------------------------------------------------------

                                  EXHIBIT A-1
                          PARTIES TO VOTING AGREEMENT

Richard C. Auger
J. Matthew Mackowski
Catherine C. Roth

                                     A-1-1

                                  EXHIBIT A-2
                            FORM OF VOTING AGREEMENT
                                VOTING AGREEMENT

                                                                          , 2000

[PARENT]
____________________________
____________________________
____________________________

    Re: Agreement of Stockholders Concerning Transfer and Voting of Shares of Health Systems Design Corporation

    I understand that you and Health Systems Design Corporation (the "Company"), of which the undersigned is a stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary of Parent ("Merger Sub") into the Company (the "Merger"), but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined in this letter will have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

    1. VOTING. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this SECTION 1.

    2. OWNERSHIP. As of the date of this letter, my only ownership of, or interest in, equity securities of the Company, including proxies granted to me, consists solely of the interests described in SCHEDULE 1 (collectively, the "Shares").

    3. RESTRICTION ON TRANSFER. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, unless, as a condition to receipt of such Shares, the transferee agrees to bound by the terms of this letter.

    4. NO SOLICITATION. From the date of this letter until the termination of this letter, I will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or (b) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company or any subsidiary of the Company to, or otherwise assist, facilitate or encourage, any person (other than Parent and Merger Sub) that may be considering making, or has made, an Acquisition Proposal. I will promptly notify Merger Sub after receipt of any Acquisition Proposal or any indication that any such third party is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any subsidiary of the Company or for access to the properties, books or records of the Company or any such subsidiary by any such third party that may be

                                     A-2-1
considering making, or has made, an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request. The foregoing provisions of this SECTION 4 will not be construed to limit actions taken, or to require actions to be taken, by me that are required or restricted by my fiduciary duties or my employment duties, or permitted by the Agreement, and that, in each case, are undertaken in my capacity as a director or officer of the Company.

    5. EFFECTIVE DATE; SUCCESSION; REMEDIES; TERMINATION. Upon your acceptance and execution of the Agreement, this letter agreement will mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance will be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement will terminate on the earlier of (i) the termination of the Agreement and (ii) February 15, 2001.

    6. NATURE OF HOLDINGS; SHARES. All references in this letter to our holdings of the Shares will be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and will extend to any securities issued to the undersigned in respect of the Shares.

                                          [STOCKHOLDER]:
                                     ___________________________________________
                                      Name: ____________________________________

                                     A-2-2

                                   SCHEDULE 1

        CLASS          NUMBER OF SHARES     RECORD OWNER     BENEFICIAL OWNER     PROXY HOLDER
        -----          ----------------     ------------     ----------------     ------------

                                     A-2-3

                                   EXHIBIT C

[PEROT SYSTEMS LOGO]

                                                  ASSOCIATE EMPLOYMENT AGREEMENT

    Perot Systems Corporation or one of its affiliates ("Company") and _________________________ agree to enter into an employment relationship with a start date of ____________________, 20______, in accordance with the terms of my written offer of employment and this Agreement.

     1. SALARY. My initial salary will be $_____________ per month/hour (circle one). I may, subject to my satisfaction of the applicable eligibility requirements, participate in the Company's benefit programs.

     2. CONFIDENTIAL INFORMATION. I acknowledge that I will receive confidential information and training from Company, its customers and suppliers because of our relationship of mutual confidence and trust. This confidential information will include all business, financial and technical information, including information I develop, relating to the business activities, products or services of Company, its customers or suppliers, whether or not such information is identified as confidential. Confidential information does not include any information that Company approves for unrestricted public disclosure.

    I will not disclose or use, and will take reasonable precautions to prevent the disclosure or use of, any of this confidential information, except in the good faith performance of my duties, and I will return all confidential information to Company at its request. At Company's request, I will execute and comply with a third party's agreement not to disclose or use its confidential information. In addition, I will not solicit or induce the unauthorized disclosure or use of any third party's confidential information.

     3. PROPRIETARY RIGHTS. All copyrights, patent rights and other intellectual property rights in and to all works of authorship, including software programs, and inventions that I produce, working alone or jointly with others, while employed by Company, together with all related ideas, know-how and techniques will be owned solely by Company, except for works of authorship or inventions that both (i) I develop on my own time without using Company's resources or confidential information, and (ii) do not relate to Company's business or actual or demonstrably anticipated research or development, or my work for Company. I will disclose and assign to Company, and waive (to the maximum extent permitted by law) all moral or similar rights in, all such works of authorship and inventions, and will sign, without additional compensation, all necessary documents and otherwise assist Company, at its expense, to register and enforce all copyrights, patents and other intellectual property rights. I appoint Company as my attorney-in-fact for the sole purpose of executing all necessary documents relating to the registration or enforcement of Company's copyrights, patents and other intellectual property rights. Company can waive its rights in any work of authorship or invention only through a written instrument signed by an officer of Company after I have fully and completely disclosed in writing the existence and nature of that work of authorship or invention.

     4. NO COMPETITION. Because of my access to Confidential Information, for one year after my employment by Company ends, for any reason, I will not solicit or perform services, as an employee, independent contractor or otherwise, for any person (including any affiliates or subsidiaries of that person) that is or was a customer or prospect of Company during the two years prior to that date if I solicited business from or performed services for that customer or prospect while employed by Company. If a court finds this paragraph to be unreasonable, then this paragraph will be amended to provide the broadest scope of protection to Company that such court will allow.

     5. NO SOLICITATION. For one year after my employment with Company ends, for any reason, I will not recruit, hire or help anyone to recruit or hire anyone who was an employee of Company or any of its customers within the six months before my employment by Company ended. If a court finds this paragraph to be unreasonable, then this paragraph will be amended to provide the broadest scope of protection to Company that such court will allow.

     6. OUTSIDE ACTIVITIES. While employed by Company, I will not engage or have any financial interest (excluding investments in less than 5% of the securities of a publicly-traded company) in any other business activity, without notifying the Company and obtaining its approval. I represent that the performance of my duties as an Associate will not conflict with any obligations that I have to any former employer or other person.

     7. POLICIES. I have read and reviewed, and I agree to comply with, all policies of Company, including its Standards and Ethical Principles and all other policies published on The Real Time Associate Network (TRAIN), and acknowledge that Company may revise these policies from time to time without my consent. Upon request, I will provide Company with blood or urine samples to be tested for alcohol, controlled substances or other materials that could interfere with my work performance.

     8. EMPLOYMENT. I UNDERSTAND THAT MY EMPLOYMENT IS "AT WILL" AND THAT I CAN TERMINATE MY EMPLOYMENT, WITH OR WITHOUT CAUSE, WITHOUT NOTICE AT ANY TIME, AND THAT COMPANY HAS THE SAME RIGHT UNLESS OTHERWISE PROHIBITED BY LAW. I ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT WILL CONTINUE TO APPLY TO ME IF I AM TRANSFERRED TO AN AFFILIATE OF COMPANY.

     9. OFFSETS. I AUTHORIZE COMPANY TO OFFSET, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AMOUNTS THAT I OWE COMPANY AGAINST, AND TO WITHHOLD SUCH AMOUNTS FROM, ANY AMOUNTS, INCLUDING SALARY, BONUSES, COMMISSIONS AND EXPENSE REIMBURSEMENTS, COMPANY OWES ME.

    10. GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY RULES OF CONFLICTS OF LAW. I AGREE THAT ANY LEGAL ACTION RELATING TO CLAIMS, INCLUDING ANY STATUTORY CLAIMS, ARISING OUT OF OR RELATING TO MY EMPLOYMENT SHALL BE BROUGHT ONLY IN A COURT OF COMPETENT JURISDICTION IN DALLAS, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN SUCH COURTS. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES FOR ANY SUCH CLAIMS AND I HEREBY WAIVE ANY CLAIMS AGAINST COMPANY FOR SUCH DAMAGES.

    11. CONTINUING OBLIGATIONS. I agree that my obligations with respect to confidential information, proprietary rights, non-competition and non-solicitation will continue after my employment with Company ends. I also agree that my breach of any of these obligations will cause irreparable injury for which there are no adequate remedies at law and that Company will be entitled to equitable relief in addition to all other remedies that may be available.

    12. ENTIRE AGREEMENT. This is our entire agreement with respect to its subject matter. It supersedes any prior discussions, promises, or agreements on these subjects. It cannot be changed except in writing signed by an officer of Company and me.


ASSOCIATE                                      COMPANY
                                               Hiring Manager

Signed:                                        Signed:

Name:                                          Name:

Date:                                          Date:

                                   EXHIBIT D
                           NON-COMPETITION AGREEMENT

    This Non-competition Agreement (this "AGREEMENT") is dated and made effective as of October 18, 2000, by and between Richard C. Auger ("RECIPIENT"), and PSC Health Care, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

    WHEREAS, Merger Sub, the predecessor to the Company, Perot Systems Corporation, a Delaware corporation and parent of the Company ("PSC"), and Health Systems Design Corporation, a Delaware corporation ("HSDC"), entered into that certain Agreement and Plan of Merger dated as of October 18, 2000 (the "MERGER AGREEMENT") pursuant to which Merger Sub merged with and into HSDC, with the Company continuing as the surviving corporation;

    WHEREAS, Recipient held shares of capital stock of the Company, or options to acquire shares of capital stock of the Company, or some combination of each (collectively, "HOLDINGS");

    WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement, Recipient received a substantial portion of the Merger Consideration in respect of his Holdings;

    WHEREAS, Merger Sub and PSC require that Recipient enter into this Agreement as part of the transactions contemplated by the Merger Agreement;

    WHEREAS, Recipient received substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement;

    NOW, THEREFORE, the parties agree as follows:

    1. CONSIDERATION. In consideration of the substantial direct and indirect benefits received by Recipient pursuant to and as a result of the transactions contemplated by the Merger Agreement, Recipient hereby agrees to the provisions set forth in this Agreement.

    2.  NON-COMPETITION.

       (a) For the period beginning on the date hereof and ending on the date two years after the date hereof (the "NON-COMPETE PERIOD"), Recipient will not, directly or indirectly, without the express written consent of an authorized officer of PSC, which may be withheld in the sole and absolute discretion of PSC:

            (i) solicit or perform consulting or other services (including, without limitation, marketing or sales services) for, or provide information to, any client of the Company or PSC (including any affiliates or subsidiaries of such client) concerning or relating to the Company's DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- 950 products or any competing software product that processes health care provider claims, capitation, premium billing and related transactions for health insurers or health plans that could be a replacement or substitute for the Company's DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark- 950 products, as such DIAMOND-Registered Trademark- 725 and
                DIAMOND-Registered Trademark- 950 products exist on the date of this Agreement;

            (ii) engineer, design, develop, build, program, market, sell or license, or assist in any manner with the engineering, designing, development, building, programming, marketing, selling or licensing of, any software product that processes health care provider claims, capitation, premium billing and related transactions for health insurers or health plans that could be a replacement or substitute for the Company's DIAMOND-Registered Trademark- 725 and
                 DIAMOND-Registered Trademark- 950 products, as such DIAMOND-Registered Trademark- 725 and
                 DIAMOND-Registered Trademark- 950 products exist on the date of this Agreement; or

           (iii) solicit or perform consulting or other services (including, without limitation, marketing or sales services) for any Named Competitor. For purposes of this Agreement, Named Competitors shall include: EDS, CSC, TriZetto, Erisco, QCSI, McKesson, AMISYS, Siemans Medical Systems, First Consulting Group, Superior Consulting, Daou Systems or any successor to the competing business or the competing products of any Named Competitor, whether by means of a merger, acquisition, or other transaction;

anywhere in the United States or Canada (the "COVERED AREA"). For purposes of this Agreement, the phrase "directly or indirectly" shall mean to engage directly or to have an interest, directly or indirectly, as owner, partner, shareholder, director, officer, employee, independent contractor, capital investor, lender, renderer of consultation services or advice or otherwise (other than as the holder of less than 5% of the outstanding stock of a publicly-traded corporation), either alone or in association with others. If Recipient desires to engage in any of the activities described in Sections 2(a)(i)-(iii), Recipient will deliver advance written notice to PSC, which notice will specify in reasonable detail the activity in which Recipient desires to engage and the parties involved (the "ACTIVITY"). PSC will have a period of 10 days from its receipt of such notice (the "REPLY PERIOD") to inform Recipient, in writing, whether PSC will grant or withhold its consent. If PSC informs Recipient, in writing within the Reply Period, that it does not consent to the Activity, Recipient will be prohibited from engaging in such Activity in accordance with this Agreement. If PSC informs Recipient, in writing within the Reply Period, that it consents to the Activity, or fails to notify the Recipient, in writing within the Reply Period, of its decision concerning the Activity, Recipient will be allowed to engage in the Activity, as and to the extent (and only with respect to the parties), described in Recipient's notice, notwithstanding the terms of this Agreement.

       (b) Notwithstanding SECTION 2(A)(I), Recipient may provide services of the type described in SECTION 2(A)(I), with systems that merely interface, without more, with the Company's
           DIAMOND-Registered Trademark- 725 and DIAMOND-Registered Trademark-950 product line or with any product that is competitive with the Company's DIAMOND-Registered Trademark- 725 and
           DIAMOND-Registered Trademark- 950 product line.

       (c) Recipient understands that the provisions of this SECTION 2 may limit his or her ability to earn a livelihood in a business similar to the Company's business, but nevertheless agrees and hereby acknowledges that the consideration referenced in this Agreement is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Recipient's education, skills and abilities, Recipient agrees that he will not assert in any forum of any nature or description that, and it should not be considered that, such provisions prevent him or her from earning a living or otherwise are void or unenforceable or should be voided or held unenforceable.

    3.  ENFORCEMENT.

       (a) Recipient acknowledges and agrees that his obligations under this Agreement were a material inducement and condition to PSC and Merger Sub entering into the Merger Agreement and the performance of their respective obligations thereunder and that the restrictions and remedies contained in this Agreement are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and PSC.

       (b) If the provisions of this Agreement are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographic area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

       (c) Recipient acknowledges and agrees that the Company and PSC would be irreparably harmed by any violation of their obligations under this Agreement and that, in addition to all other rights or remedies available at law or in equity, the Company and PSC will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

    4.  MISCELLANEOUS.

       (a) If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach hereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection herewith.

       (b) This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

       (c) This Agreement, the Merger Agreement and the other documents and agreements to be entered into in connection with the Merger Agreement contain the entire understanding of the parties relating to the subject matter thereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter thereof. This Agreement may not be modified or amended except in writing signed by the party against whom enforcement is sought.

       (d) This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

       (e) PSC is intended to be, and is, a third party beneficiary of this Agreement.

    5. ARBITRATION. Any controversy, dispute, or claim arising under this Agreement will be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement. Notwithstanding any provision of the American Arbitration Association Commercial Arbitration Rules, any such arbitration will be conducted before and decided by three arbitrators. The parties to the arbitration will request that the American Arbitration Association provide the parties with a list of seven potential arbitrators that are former judges of the Chancery Court for the State of Delaware or the federal courts of such state. Each party will then strike from the list (taking turns, beginning with PSC) two names. After the rights to strike are exercised, the last three individuals remaining on the list will be the arbitrators. Any such arbitration will take place in the City of Wilmington, Delaware. The arbitrators in any such arbitration will apply the laws of the State of Delaware and the United States of America. In any arbitration under this Agreement, this Agreement will be deemed to have been made in, and will be governed by and construed under the laws of, the State of Delaware and the United States of America. Any decision rendered by the arbitrators will be final and binding and judgment thereon may be entered in any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. The parties intend that this agreement to arbitrate be irrevocable and the exclusive means of settling all disputes under this Agreement, whether for money damages or equitable relief. If arbitration is invoked in accordance with the provisions of this Agreement, the prevailing party in the arbitration will be entitled to recover from the other all costs, fees, and expenses pertaining or attributable to such arbitration, including reasonable attorneys' fees.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          PSC HEALTH CARE, INC.

                                          By: /s/_JOHN E. HARPER________________
                                          Name: _John E. Harper_________________
                                          Title: Treasurer______________________

                                          RECIPIENT:

                                          /S/_RICHARD C. AUGER__________________
                                          Richard C. Auger

                                                                      APPENDIX B

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(G) of this title), Section 252 Section 254 Section 257 Section 258
Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX C

                   [HOULIHAN LOKEY HOWARD & ZUKIN LETTERHEAD]

October 16, 2000
To the Board of Directors
Health Systems Design Corporation

We understand that Health Systems Design Corporation ("Company" or "HSDC" hereinafter) is entering into a merger agreement pursuant to which 100% of the outstanding shares of HSDC will be sold for $2 per share to Perot Systems in an all cash transaction. Such transaction, as disclosed to Houlihan Lokey, is referred to herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Further, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

    1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended September 30, 1999, quarterly reports on Form 10-Q for the three quarters ended June 30, 2000, and Company prepared financial statements for the 10 month period ended July 31, 2000, which the Company's management has identified as being the most current financial statements available;

    2. reviewed copies of the following agreements: draft Agreement and Plan of Merger dated September 27, 2000;

    3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

    4.  visited certain facilities and business offices of the Company;

    5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the fiscal year ending September 30, 2001;

    6. reviewed the Offering Memorandum prepared by Robertson Stephens as of December 1999;

    7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

    8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

    9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based on the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the public stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                       HEALTH SYSTEMS DESIGN CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                            , 2000

The undersigned hereby constitutes and appoints Richard C. Auger and Christopher C. Ohman, or either of them, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of common stock of Health Systems Design Corporation.
held of record by the undersigned on            , 2000 at the Special Meeting
of Stockholders to be held on            , 2000, or any adjournment or
postponement thereof, as designated below:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HEALTH
SYSTEMS DESIGN CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.


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    PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) IN WITH YOUR PROXY CARD.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-------------------------------------     --------------------------------------

-------------------------------------     --------------------------------------

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                          (CONTINUED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE.
                                                        FOR    AGAINST   ABSTAIN

1) To approve the terms of that certain Agreement       / /      / /       / /
   and Plan of Merger, dated as of October 18, 2000, among Perot Systems Corporation, PSC Health
   Care, Inc., a wholly-owned subsidiary of Perot
   Systems Corporation, and Health Systems Design
   Corporation.




                                  You are urged to date, sign and return
                                  promptly this proxy in the envelope
                                  provided. It is important for you to be
                                  represented at the meeting. The execution of your proxy will not affect your right to vote in person if you are present at the meeting.

---------------------------------
       Dated:             , 2000  IMPORTANT: please sign exactly as your name or
--------------------------------- names appear on this proxy, and when signing as an attorney, executor, administrator,
                                  trustee or guardian, give your full title as
                                  such. If the signatory is a corporation, sign
                                  the full corporate name by duly authorized
                                  officer, or if a partnership, sign in
--------------------------------- partnership name by authorized person.
         Signature(s)
--------------------------------------------------------------------------------

DETACH CARD                                                          DETACH CARD

YOU CAN VOTE BY SIMPLY MARKING, SIGNING AND DATING YOUR PROXY CARD AND RETURNING
                     IT PROMPTLY IN THE ENCLOSED ENVELOPE.